                           ASSET PURCHASE AGREEMENT


                                 By and Among



                        WEBSTER VETERINARY SUPPLY, INC.

                                  (Purchaser)

                           PATTERSON DENTAL COMPANY

                                   (Parent)

                                      And

                              J. A. WEBSTER, INC.

                                   (Company)

                                 JAW HOLDINGS

                                 (Shareholder)

                   JOHN A. WEBSTER, JR., JEFFREY H. WEBSTER,
                   JOHN A. WEBSTER, III AND SCOTT A. WEBSTER

                                 (Principals)



                              DATE: July 9, 2001
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                                                    ARTICLE 1
                                                   DEFINITIONS

                                                    ARTICLE 2
                                  PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
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2.1      Purchase of Assets and Assumption of Liabilities...................................................    11

2.2      Purchase Price.....................................................................................    14

2.3      Payment of Purchase Price on the Closing Date......................................................    16

2.4      Escrow of Purchase Price...........................................................................    17

2.5      Determination of Purchase Price Adjustments; Closing Balance Sheet; Final Payment..................    17

2.6      Closing and Closing Deliveries.....................................................................    20

                                                    ARTICLE 3
                                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      Organization.......................................................................................    24

3.2      Capitalization.....................................................................................    24

3.3      Due Authorization..................................................................................    24

3.4      No Breach..........................................................................................    25

3.5      Clear Title........................................................................................    25

3.6      Condition of Assets................................................................................    25

3.7      Litigation.........................................................................................    25

3.8      Labor Matters......................................................................................    26

3.9      [THIS SECTION INTENTIONALLY OMITTED]...............................................................    26

3.10     Employee Benefits..................................................................................    26

3.11     No Guaranties......................................................................................    28

3.12     Financial Statements...............................................................................    28

3.13     Absence of Certain Developments....................................................................    28

3.14     Intellectual Property..............................................................................    30

3.15     Compliance with Laws...............................................................................    30

3.16     Operating Contracts................................................................................    30

3.17     Real Estate........................................................................................    30

3.18     Accounts Receivable................................................................................    32
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3.19     Books and Records; Bank Accounts...................................................................    32

3.20     Employees and Employee Related Commitments.........................................................    32

3.21     Permits............................................................................................    33

3.22     Other Material Contracts and Obligations...........................................................    33

3.23     Subsidiaries.......................................................................................    34

3.24     Insurance..........................................................................................    34

3.25     Brokers............................................................................................    34

3.26     Relationship with Related Persons..................................................................    34

3.27     Hazardous Materials................................................................................    35

3.28     Other Environmental Matters........................................................................    35

3.29     Debt Instruments...................................................................................    36

3.30     Customers and Suppliers............................................................................    36

3.31     Shareholder Loans..................................................................................    37

3.32     Adequacy of Properties.............................................................................    37

3.33     Absence of Certain Business Practices..............................................................    37

3.34     Trade Regulation...................................................................................    37

3.35     Representation Regarding the Shareholder...........................................................    37

3.36     Inventories........................................................................................    37

3.37     Representation Regarding SEC Reports...............................................................    38

                                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

4.1      Organization.......................................................................................    38

4.2      Due Authorization..................................................................................    39

4.3      No Breach..........................................................................................    39

4.4      Brokers............................................................................................    40

4.5      Articles of Incorporation and Bylaws...............................................................    40

4.6      Capitalization.....................................................................................    40

4.7      SEC Reports........................................................................................    41

4.8      Parent Stockholders' Consent.......................................................................    41
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                                                   ARTICLE 5
                                   PERFORMANCE AND COVENANTS PENDING CLOSING
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5.1      Access to Information..............................................................................    41

5.2      Conduct of Business................................................................................    42

5.3      Encumbrances.......................................................................................    42

5.4      Pay Increases......................................................................................    42

5.5      Restrictions on New Contracts......................................................................    42

5.6      Preservation of Business...........................................................................    42

5.7      Payment and Performance of Obligations.............................................................    43

5.8      Restrictions on Sale of Assets.....................................................................    43

5.9      Prompt Notice......................................................................................    43

5.10     Consents...........................................................................................    43

5.11     Copies of Documents................................................................................    43

5.12     No Solicitation of Other Offers....................................................................    43

5.13     Accounts Receivable and Payable....................................................................    44

5.14     Inventory..........................................................................................    44

5.15     Insurance..........................................................................................    44

5.16     Filing Reports and Making Payments.................................................................    44

5.17     Capital Expenditures...............................................................................    44

5.18     Company Name Change................................................................................    44

5.19     Litigation.........................................................................................    45

5.20     Notification of Inaccuracy.........................................................................    45

5.21     Lien Search........................................................................................    45

5.22     Payment of Affiliate Liabilities...................................................................    45

5.23     Environmental Site Assessment......................................................................    45

5.24     Shareholder Approval...............................................................................    45

5.25     S Corporation Distributions........................................................................    46

5.26     Phantom Stock Plan and Stock Unit Agreements; Non-Competition and Restrictive Covenant
         Agreements.........................................................................................    46

5.27     Related Persons Leased Real Estate Leases..........................................................    46

5.28     Landlord/Lessor Estoppel Certificates..............................................................    46
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5.29     Cooperation with Respect to Permits, Licenses and Regulatory Matters.................................   47

                                                    ARTICLE 6
                             MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

6.1      Proceedings..........................................................................................   47

6.2      Consents and Approvals...............................................................................   48

6.3      Antitrust Matters....................................................................................   48

6.4      Shareholder Approval.................................................................................   48

                                                    ARTICLE 7
                 ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S AND THE PARENT'S OBLIGATIONS

7.1      Accuracy of Representations and Warranties...........................................................   48

7.2      Compliance with Covenants and Agreements.............................................................   49

7.3      No Material Adverse Change...........................................................................   49

7.4      Approval by Counsel..................................................................................   49

7.5      Legal Opinion........................................................................................   49

7.6      [THIS SECTION INTENTIONALLY NOT USED]................................................................   49

7.7      Corporate Action.....................................................................................   49

7.8      Employees............................................................................................   49

7.9      Non-Competition Agreements...........................................................................   49

7.10     Schedule of Paid Transactional Expenses..............................................................   49

7.11     Schedule of Paid Phantom Stock Value.................................................................   50

7.12     Securities Laws......................................................................................   50

                                                    ARTICLE 8
                   ADDITIONAL CONDITIONS PRECEDENT TO THE COMPANY'S, THE SHAREHOLDER'S AND THE
                                             PRINCIPALS' OBLIGATIONS

8.1      Accuracy of Representations and Warranties...........................................................   50

8.2      Compliance with Covenants and Agreements.............................................................   50

8.3      Approval by Counsel..................................................................................   50

8.4      Legal Opinion........................................................................................   51

8.5      Delivery of Receipt for Purchase Price and the Shares................................................   51
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                                                    ARTICLE 9
                                                 INDEMNIFICATION
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9.1      Indemnification by the Company, the Shareholder and the Principals.................................    51

9.2      Indemnification by the Purchaser and the Parent....................................................    52

9.3      Procedure for Indemnification......................................................................    53

9.4      Dispute Resolution.................................................................................    54

9.5      Effect of Insurance................................................................................    56

                                                    ARTICLE 10
                                         FEDERAL SECURITIES LAWS MATTERS

10.1     Resale Registration................................................................................    57

10.2     Registration Procedures............................................................................    58

10.3     Registration Expenses..............................................................................    60

10.4     Indemnification and Contribution...................................................................    60

10.5     Transfer of Registration Rights; Transfer of Shares................................................    62

10.6     Limitation on Resale...............................................................................    62

10.7     Representations and Warranties.....................................................................    62

                                                    ARTICLE 11
                                      PERFORMANCE FOLLOWING THE CLOSING DATE

11.1     Further Acts and Assurances........................................................................    64

11.2     Non-Competition Agreement..........................................................................    65

11.3     Non-Solicitation Agreement.........................................................................    65

11.4     Confidential Information...........................................................................    65

11.5     Reasonableness of Covenants........................................................................    66

11.6     Injunctive Relief..................................................................................    66

11.7     Blue Pencil Doctrine...............................................................................    66

11.8     Right of Offset/Recoupment and Escrow..............................................................    66

11.9     Employee Retention.................................................................................    67

11.10    Certain Tax Matters................................................................................    68

11.11    Withdrawal from States as Foreign Corporation......................................................    69

11.12    Consents...........................................................................................    69

11.13    Parent Guaranty....................................................................................    69
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11.14    Corporate Existence................................................................................    69

                                                    ARTICLE 12
                                                   TERMINATION

12.1     Termination........................................................................................    70

12.2     Return of Documents and Nondisclosure..............................................................    70

                                                    ARTICLE 13
                                                  MISCELLANEOUS

13.1     Survival of Representations and Warranties, Covenants and Agreements...............................    71

13.2     Preservation of and Access to Records..............................................................    71

13.3     Cooperation........................................................................................    71

13.4     Public Announcements...............................................................................    71

13.5     Notices............................................................................................    72

13.6     Entire Agreement...................................................................................    73

13.7     Remedies...........................................................................................    73

13.8     Amendments.........................................................................................    73

13.9     Successors and Assigns.............................................................................    73

13.10    Fees and Expenses..................................................................................    73

13.11    Governing Law and Jurisdiction.....................................................................    74

13.12    Counterparts and Facsimile Signatures..............................................................    74

13.13    Headings...........................................................................................    74

13.14    Scope of Agreement.................................................................................    74

13.15    Number and Gender..................................................................................    74

13.16    Severability.......................................................................................    75

13.17    Parties in Interest................................................................................    75

13.18    Waiver.............................................................................................    75

13.19    Construction.......................................................................................    75

13.20    Specific Performance...............................................................................    75

13.21    Supplementation of Schedules.......................................................................    75
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

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9/th/ day of July, 2001, by and among WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation (the "Purchaser"), PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Parent"), and J. A. WEBSTER, INC., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), JAW HOLDINGS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Shareholder"), and JOHN A. WEBSTER, JR., JEFFREY H. WEBSTER, JOHN A. WEBSTER, III and SCOTT A. WEBSTER, each individuals and residents of the Commonwealth of Massachusetts (each individually, a "Principal" and collectively, the "Principals").

                                   RECITALS
                                   --------

     A. The Company is a full service distributor of veterinary supplies to more than 10,000 companion animal health clinics in approximately 26 states and offers its customers a broad selection of veterinary supply products including pharmaceuticals, diagnostics, biologicals, instruments, equipment, and supplies from a wide variety of manufacturers.

     B. The Shareholder is the owner of all the issued and outstanding shares of capital stock of the Company.

     C. The Principals are (i) collectively, either directly or indirectly, owners of the outstanding shares of beneficial interest of the Shareholder, (ii) employed by the Company as senior management officers, and (iii) serve on the Company's Board of Directors.

     D. The Purchaser desires to purchase and assume, as applicable, and the Company desires to sell, transfer, convey, assign and deliver, as applicable,
(i) substantially all of the assets of the Company pursuant to this Agreement, and (ii) certain liabilities and obligations of the Company pursuant to the purchase of such assets.

     E. It is the intention of the parties hereto that, upon consummation of the transactions contemplated by and pursuant to this Agreement, the Purchaser shall own substantially all of the assets of the Company other than the Excluded Assets.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing Recitals and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Parent, the Company, the Shareholder and the Principals agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified:

     "1940 Act" has the meaning set forth in Section 10.7(b) of this Agreement.

     "AAA Rules" has the meaning set forth in Section 9.4(b) of this Agreement.

     "Acquisition Proposal" means any proposal relating to the possible acquisition of the Company whether by way of merger, purchase of capital stock of the Company representing fifty percent (50%) or more of the voting power or equity of the Company, purchase of all or substantially all of the assets of the Company, or otherwise.

     "Affiliate" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

     "Agency Retail Sales Gross-Up" means the sale amount as invoiced to a customer by the payor of the agency commission, determined in accordance with GAAP.

     "Agreement" has the meaning set forth in the introductory paragraph hereof.

     "Ancillary Documents" means the documents, instruments and agreements to be executed and/or delivered by the parties pursuant to this Agreement.

     "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

     "Assets" has the meaning set forth in Section 2.1(a)(i) of this Agreement.

     "Assumed Liabilities" has the meaning set forth in Section 2.1(b)(i) of this Agreement.

     "Auditor" has the meaning set forth in Section 2.5(a) of this Agreement.

     "Balance Sheet" has the meaning set forth in Section 3.12 of this Agreement.

     "Balance Sheet Date" has the meaning set forth in Section 3.12 of this Agreement.

     "Basket Amount" has the meaning set forth in Section 9.1 of this Agreement.

     "Benefit Plan" means any and all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), stock option, restricted stock, stock purchase, stock appreciation, phantom stock or plan maintained, sponsored or participated in by the Company.

     "Business" as used in this Agreement means the purchase, marketing, sale (including telesales and telemarketing) and/or distribution of veterinary supply products, including without limitation, diagnostics, biologicals, instruments, equipment and supplies, primarily applicable, but not limited to, products that are used for the maintenance, treatment and prevention of ailments of and diseases in animals, including companion pets and, to a lesser extent, the supply of animal food. Upon the Purchaser's receipt of registrant Permits necessary under Applicable

Law to purchase, sell and distribute pharmaceutical (controlled substance) products, the "Business" shall also include the purchase, marketing, sales and distribution of pharmaceuticals for use in the treatment of animals.

     "Closing" has the meaning set forth in Section 2.6(a) of this Agreement.

     "Closing Balance Sheet" has the meaning set forth in Section 2.5(a)(i) of this Agreement.

     "Closing Date" has the meaning set forth in Section 2.6(a) of this Agreement.

     "Closing Date Cash" has the meaning set forth in Section 2.3 of this Agreement.

     "Closing Date Purchase Price" has the meaning set forth in Section 2.3 of this Agreement.

     "Closing Certificate" has the meaning set forth in Section 2.5(a) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Commission" means the Securities and Exchange Commission.

     "Company" has the meaning set forth in the introductory paragraph hereof.

     "Company Indemnified Parties" has the meaning set forth in Section 9.2 of this Agreement.

     "Competing Business" has the meaning set forth in Section 3.26 of this Agreement.

     "Confidential Information" means any information or compilation of information not generally known to the public or the industry or which the Company has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to the Company, relating to the Company's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like; provided, however, that the term "Confidential Information" shall not be deemed to include (i) information which becomes generally available to the public other than as a result of disclosure by the Company, the Shareholder or the Principals, or (ii) becomes available to the applicable party on a non-confidential basis and without any breach of an agreement of confidentiality from a source other than the Company, the Shareholder or its shareholders, the Principals, the Purchaser or the Parent.

     "Contract" means any agreement, lease of non-Real Estate, license agreement (other than a license granted by a Governmental Body), contract, consensual obligation, promise, commitment, arrangement, understanding or undertaking, (whether written or oral and whether express or implied) of any type, nature or description that is legally binding but excluding leases of Leased Real Estate. As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.

     "Controlled Group" has the meaning set forth in Section 3.10(a) of this Agreement.

     "Controlled Person" when used in reference to a specified Person, means any Person that is directly or indirectly, through one or more intermediaries, controlled by a specified Person.

     "DEA" means the United States Drug Enforcement Administration.

     "DEA Fees" has the meaning set forth in Section 2.2(v) of this Agreement.

     "DOJ" means the United States Department of Justice.

     "Debt Instruments" has the meaning set forth in Section 3.29 of this Agreement.

     "Disclose" means to reveal, deliver, divulge, disclose, publish, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any of the Company's Confidential Information.

     "Earn-Out" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Earn-Out Date" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Earn-Out Payment" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Earn-Out Payment Date" has the meaning set forth in Section 2.2(a) of this Agreement

     "Earn-Out Period" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Encumbrance" means and includes:

          (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

          (ii) with respect to any real property, any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

     "Environmental Consultant" has the meaning set forth in Section 5.23 of this Agreement.

     "Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S)1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Water Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and all state laws correlary thereto, and/or (ii) relating to the protection of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" has the meaning set forth in Section 2.4 of this Agreement.

     "Escrow Agreement" has the meaning set forth in Section 2.4 of this Agreement.

     "Escrow Fund" has the meaning set forth in Section 2.4 of this Agreement.

     "Escrow Period" has the meaning set forth in Section 2.4 of this Agreement.

     "Estimated Working Capital Adjustment" has the meaning set forth in Section 2.2(b) of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Excluded Assets" has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

     "Excluded Liabilities" has the meaning set forth in Section 2.1(b)(ii) of this Agreement.

     "FTC" means the United States Federal Trade Commission.

     "Final Order" has the meaning set forth in Section 6.2 of this Agreement.

     "Financial Statements" has the meaning set forth in Section 3.12 of this Agreement.

     "GAAP" means generally accepted accounting principles in the United States.

     "GSC" has the meaning set forth in Section 10.6 of this Agreement.

     "Governmental Body" means any:

          (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (ii)  federal, state, local, municipal, foreign or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

          (iv)  multi-national organization or body; and/or

          (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "HSR" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Materials" means any and all (i) toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or regulated by, any Environmental Law, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials and explosives.

     "Holder" means each and any Principal and any Persons to whom each and any Principal transfers the Shares pursuant to or as provided in Section 10.5 hereof, if the Person to whom the Shares are transferred acquires the Shares as Registrable Securities.

     "IRS" means the United States Internal Revenue Service.

     "Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.

     "Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.

     "Independent Accountants" has the meaning set forth in Section 2.5(f) of this Agreement.

     "Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

     "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).

     "Knowledge" or "Best Knowledge" means that an individual will be deemed to have "Knowledge" or "knowledge" of a particular fact or other matter if such individual is actually (not constructively or imputedly) aware of such fact or other matter; provided, however, that Knowledge by the Company or the Shareholder of a particular fact or other matter shall mean the actual (and not constructive or imputed) awareness of John A. Webster, Jr., Jeffrey H. Webster, John A. Webster, III, Scott A. Webster, James S. Herring, John D. Simmons, Geri Mullin, Tom LeClaire, George Henriques, David V. Roeder, John Condon, George A. Rasi, Kevin R. Lachance, Francis R. Iler III, Fannie Dyann Kennelly, James C. Greene, Don Polk, Gregory A. Pounds, Roy E. Whann, Harry S. Waldron and Shane E. Ellsmore.

     "Leased Real Estate" has the meaning set forth in Section 3.17 of this Agreement.

     "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

     "Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.

     "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, Assets, Liabilities, revenues, income, business, operations, results of operations of such Person, taken as a whole; provided, however, the foregoing shall not be deemed to include any event, change or effect which arises with respect to (i) conditions of change that are primarily the result of the national economy whereby the effect or change is generally universal upon businesses as a whole or within an industry as a whole, or (ii) uniformly applied legislative or judicial Applicable Laws or Final Orders that have general applicability to business as a whole or an industry as a whole.

     "Net Current Assets" has the meaning set forth in Section 2.2(b) of this Agreement.

     "Net Sales" means the sales of the Company from distributed products calculated in accordance with GAAP and consistent with the Company's historical application of GAAP as set forth in the Financial Statements.

     "Operating Contracts" has the meaning set forth in Section 3.16 of this Agreement.

     "Ordinary Course of Business" means an action taken by a Person only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "PCB's" has the meaning set forth in Section 3.28(g) of this Agreement.

     "Paid Phantom Stock Value" has the meaning set forth in Section 7.11 of this Agreement.

     "Paid Transactional Expenses" has the meaning set forth in Section 7.10 of this Agreement.

     "Parent" has the meaning set forth in the introductory paragraph hereof.

     "Parent Common Stock Price" shall have the meaning set forth in Section 2.3 of this Agreement.

     "Parent's Common Stock" shall mean the common stock of the Parent, par value $.01 per share.

     "Parent SEC Reports" shall have the meaning set forth in Section 4.7 of this Agreement.

     "Permits" means all right, title and interest in and to any permits, licenses, certificates, filings, authorizations, approvals, or other indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body.

     "Permitted Encumbrances" means such minor Encumbrances, charges and imperfections which do not, individually or in the aggregate detract from, in any material way, the value or use of any Asset, or otherwise interfere with, in any material way, the quiet enjoyment of any Asset under any lease or leasehold interest.

     "Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

     "Phantom Stock Plan" means the J. A. Webster Phantom Stock Plan adopted and effective September 1, 1998.

     "Phantom Stock Value" has the meaning set forth in Section 5.26 of this Agreement.

     "Principal" or "Principals" has the meaning set forth in the introductory paragraph hereto.

         "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Purchase Price" has the meaning set forth in Section 2.2 of this Agreement.

         "Purchase Price Adjustments" has the meaning set forth in Section 2.2 of this Agreement.

         "Purchaser" has the meaning set forth in the introductory paragraph hereof.

         "Purchaser Indemnified Parties" has the meaning set forth in Section
9.1 of this Agreement.

         "Real Estate" has the meaning set forth in Section 3.17(b) of this Agreement.

         "Registrable Securities" means the Shares; provided, however, that any Shares shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (ii) such Registrable Securities become eligible for sale pursuant to Commission Rule 144(k) (or any similar provision then in force) under the Securities Act, or (iii) the Shares cease to be owned by any Holder.

         "Registration Statement" means any registration statement of the Purchaser that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Related Person" or "Related Persons" means, with respect to a particular individual:

                  (i) each other member of such individual's Family (as hereafter defined); and

                  (ii) any Controlled Person of one or more members of such individual's Family.

         With respect to a specified Person other than an individual:

                  (i)      any Controlled Person of such specified Person; and

                  (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity). For purposes of this definition, the "Family" of an individual includes (i) such individual,
         (ii) the individual's spouse, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of any of the foregoing.

         "Related Persons Leased Real Estate Leases" has the meaning set forth in Section 5.27 of this Agreement.

         "Required Filing Date" has the meaning set forth in Section 10.1(a) of this Agreement.

         "Response Period" has the meaning set forth in Section 2.5(e) of this Agreement.

         "Schedules" has the meaning set forth in the introductory paragraph to
Article 3 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Shares" means the shares of the Parent's Common Stock issued to the Principals pursuant to Section 2.3 of this Agreement.

         "Shareholder" has the meaning set forth in the introductory paragraph hereof.

         "Shelf Registration Statement" has the meaning set forth in Section 10.1(a) of this Agreement.

         "Site Assessment" has the meaning set forth in Section 5.23 of this Agreement.

         "Stock Unit Agreement" or "Stock Unit Agreements" means the Stock Unit Agreements respectively entered into on September 22, 1998 between the Company and (i) Douglas Simmons (a/k/a John D. Simmons), and (ii) James Herring (a/k/a James S. Herring).

         "Supplement" has the meaning set forth in Section 13.21 of this Agreement.

         "Suspension Notice" has the meaning set forth in Section 10.2(d) of this Agreement.

         "Suspension Period" has the meaning set forth in Section 10.2(d) of this Agreement.

         "Target Effective Date" means the date thirty (30) days after the earlier of (i) a Required Filing Date, or (ii) the date on which the Shelf Registration Statement is actually filed with the Commission.

         "Target Effective Period" means the period of time between the date on which a Shelf Registration Statement is actually declared effective and the later of (i) the date which is sixty (60) months following the date hereof, and
(ii) the date which is three (3) months after the date on which all Holders cease to be an Affiliate of the Purchaser, provided the Purchaser provides each Holder with an opinion of counsel to such effect.

         "Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Body, together with any interest or penalty relating thereto.

         "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

         "Termination Agreements" has the meaning set forth in Section 5.26(a) of this Agreement.

         "Third Party" means a person not a party to this Agreement, excluding any Related Person.

         "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.

         "Transactional Expenses" has the meaning set forth in Section 13.10 of this Agreement.

         "Use" means to appropriate any of the Company's Confidential Information for the benefit of oneself or any other Person other than the Company.

         "Working Capital Adjustment" has the meaning set forth in Section 2.2(b) of this Agreement.

                                   ARTICLE 2

                 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1 Purchase of Assets and Assumption of Liabilities. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date, the Purchaser agrees to (i) purchase the Assets (as defined below) from the Company, and (ii) assume the Assumed Liabilities (as defined below), in each case on the terms and conditions set forth in this Agreement. The sale, transfer, conveyance, assignment and delivery of the Assets by the Company shall convey (x) good and valid title to the Assets that are tangible assets, (y) all of the Company's interests in and to the Assets that are intangible assets, and (z) good and valid title to the Assets that are, and all of the Company's interests in and to the Assets that are, mixed assets, free and clear of any and all Encumbrances, except for the Assumed Liabilities and the Permitted Encumbrances.

          (a)     Assets.


                  (i) Assets. The Purchaser will purchase or assume, as applicable, all right, title and interest in and to all of the assets of the Company, other than the Excluded Assets, which are related to, used, necessary or useful in the conduct of the Business of the Company, including (A) cash and cash equivalents, (B) any and all accounts receivable, (C) prepaid expenses, (D) inventory and supplies,
          (E) property, equipment and other tangible personal property as set forth by site location on Schedule 2.1(a)(i)(E), (F) cash value of life insurance, (G) deposits, (H) Intellectual Property and other intangible assets, including all of the computer software, goodwill of the Company, guarantees, the corporate, assumed and trade names of the Company (and all derivatives thereof) as set forth by jurisdictional filing on Schedule 2.1(a)(i)(H), (I) all of the Company's Permits to the extent transferable as set forth by site location and jurisdictional issuance on Schedule 2.1(a)(i)(I), (J) the Company's rights and benefits of and under the Operating Contracts and Leased Real Estate leases as set forth by site location on Schedule 2.1(a)(i)(J), (K) ownership and all rights in and to all life insurance policies and all current or pending claims or current rights to claim reimbursement or payment under the non-life insurance policies of the Company and rights to the Purchaser as an additional insured in, to and under the Company's insurance policies as set forth on Schedule 2.1(a)(i)(K), (L) all Benefit Plans of the Company, and
          (M) the documents, books and records (financial or otherwise) relating to the Business, whether in tangible or intangible form, including ledgers, files, correspondence, lists, human resource policies, procedures manuals and the like, creative materials, advertising and promotional materials, studies, reports and other printed, written or electronic materials (the "Assets").

                  (ii) Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1(a) of this Agreement, the following assets of the Company (the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, shall remain the property of the Company after the Closing and shall not be purchased or assumed by the Purchaser: (A) any right, title or interest in the investments of the Company in Phoenix Scientific, Inc. and Phoenix Pharmaceutical, Inc., (B) deferred income Taxes and credits of the Company, (C) ownership of insurance policies of the Company to the extent not specifically set forth in Section 2.1(a)(i)(K), (D) any claims and actions by the Company against the officers and directors of the Company which arise from the management or operation of the Company prior to or on the Closing Date, (E) the non-transferable Permits set forth by site location and Governmental Body issuer on Schedule 2.1(a)(ii)(E), (F) the Contracts and Leased Real Estate leases set forth on Schedule 3.17 that are to be either terminated at and upon the Closing or retained by the Company, including the Phantom Stock Plan, the Stock Unit Agreements, the April 2, 1991 Shareholders Agreement by and among the Company and the former shareholders of the Company, and the Related Persons Leased Real Estate Leases described in Section 5.27, (G) the Company's Tax returns and associated workpapers, and all claims for refunds of Taxes and other fees and charges of a Governmental Body,

          (H) any shares of capital stock of the Company held in its treasury,
          (I) the corporate charter of the Company, (J) the Company's qualifications to conduct business, arrangements with registered agents, taxpayer and other identification numbers, seals, minute books, stock transfer books, and other documents relating to the organization, maintenance and existence of the Company, (K) those assets listed on Schedule 2.1(a)(ii)(K) and (L) any rights of the Company under this Agreement and the Ancillary Documents.

          (b)      Liabilities.


                   (i) Assumed Liabilities. The Purchaser will assume the Liabilities of the Company, including (A) trade accounts payable and accrued and other Liabilities incurred by the Company prior to or on the Closing Date which are set forth on the Closing Balance Sheets,
          (B) the obligations of the Company under the Operating Contracts and Leased Real Estate leases as set forth on Schedule 2.1(a)(i)(J), except for any breach, defaults or non-current amounts owing under or arising pursuant to such Operating Contracts and Leased Real Estate leases on or prior to the Closing Date, to either (x) furnish goods, services and other non-cash benefits to a Third Party after the Closing, or (y) to pay for goods, services, and other non-cash benefits that a Third Party will furnish to the Purchaser after the Closing, (C) employee disputes and claims (excluding claims described in Section 3.20(b)) that are disclosed in the Schedules prior to the Closing Date, and (D) the obligations of the Company under any Permit transferred to the Purchaser as set forth on Schedule 2.1(a)(i)(I), except for any breach, default or violation of Applicable Law arising pursuant to such Permit which has as its basis any event, act, occurrence or omission on or before the Closing Date; provided, however, that the Assumed Liabilities shall not include the Excluded Liabilities (the "Assumed Liabilities").

                   (ii) Excluded Liabilities. The Purchaser shall not assume the following Liabilities of the Company: any Liability arising from, in connection with or incident to (A) the Phantom Stock Plan, the Stock Unit Agreements or the Termination Agreements, (B) any Transactional Expenses paid by or relating to the Company, to the extent not included in the Paid Transactional Expenses, (C) any income Tax Liability of the Company or any former shareholder or the Shareholder of the Company, (D) any Tax Liability of or incurred by the Company, the Shareholder, the Principals, any Related Person or Third Party, or the Assets which has as its basis any event, act, occurrence or omission on or before the Closing Date which is not set forth on the Closing Balance Sheet, (E) any Taxes, fees or penalties as described in Section 11.10(a) of this Agreement, (F) any Liability arising from, incident to or in connection with an Excluded Asset, (G) any Liability owed to the Shareholder or any Related Person or Affiliate of either the Company, the Shareholder or the Principals, whether or not arising in the Ordinary Course of Business, (H) any breach, defaults, or violations of Applicable Law which has as its basis any event, act, occurrence or omission prior to the Closing Date or non-current amounts owing which are not set forth on the Closing Balance Sheet under or pursuant to the Operating

          Contracts, the Leased Real Estate leases or any Permit, (I) claims by current or former employees of the Company that are described in
          Section 3.20(b), (J) any Proceeding having as its basis any event, act, occurrence or omission prior to the Closing Date and which is not disclosed in Schedule 3.7 of this Agreement, (K) any Liability arising from, in connection with or incident to any Benefit Plan (except for accounts payable and accrued expenses set forth on the Closing Balance Sheet), any breach of fiduciary duty under any Benefit Plan, any prohibited transaction under the Code or ERISA and any COBRA Liability which, in each case, has as its basis an event, act, occurrence or omission prior to the Closing Date, and (L) any claim which arises from, in connection with or incident to any products liability claim not fully covered by (i) an applicable policy of insurance paid or payable to the Purchaser or the Company, or (ii) a reserve or accrual set forth on the Closing Balance Sheet that in any way arises from, without limitation, products purchased, sold, distributed, brokered or otherwise associated with the Company on or prior to the Closing Date (the "Excluded Liabilities").

     2.2 Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be the aggregate of Ninety-Two Million Five Hundred Thousand Dollars ($92,500,000) (in cash and Shares as described in Section 2.3), plus or minus, as applicable, the sum of the following adjustments (collectively, the "Purchase Price Adjustments"):

               (i) plus, the Earn-Out (as defined and as described in Section 2.2(a)); and

               (ii) plus, or minus, as applicable, the Working Capital Adjustment (as described in Section 2.2(b)); and

               (iii) minus, the Paid Transactional Expenses (as set forth on Schedule 7.10); and

               (iv)  minus, the Paid Phantom Stock Value (as set forth on
          Schedule 7.11); and

               (v) minus, one-half (1/2) of the professional fees and costs incurred by the Purchaser or the Parent (limited to those of Hyman, Phelps and McNamara, P.C. and Buzzeo Associates) in connection with DEA Permit matters and correlary state Permits required by any Governmental Body Inventory (the "DEA Fees").

          (a) Earn-Out. The Company shall be entitled to two percent (2%) of the aggregate of the sum of (i) Net Sales, and (ii) twenty percent (20%) of the Agency Retail Sales Gross-Up, which, in such aggregate, are in excess of $150,000,000 each year from and after the first day of the first whole fiscal month (July 29, 2001) following the Closing Date (the "Earn-Out Date"), for a period of five (5) years from and after the Earn-Out Date (the "Earn-Out"). For purposes of this Agreement, the applicable year shall consist of twelve (12) fiscal months corresponding to the Parent's monthly fiscal reporting periods, commencing with fiscal August through and including fiscal July of each applicable year. In the event the Parent changes its reporting periods, the applicable year for purposes of this Agreement shall be adjusted accordingly (and equitably) so that the Company shall have the benefit of a measuring period consisting of twelve (12) consecutive fiscal months. The five (5) year Earn-Out (the "Earn-Out Period") shall not have a dollar amount limit or "cap" during the Earn-Out Period; provided, however, that the Company's right to receive the Earn-Out may be offset or recouped by the Purchaser in accordance with the procedures and provisions set forth in Section 11.8 of this Agreement against amounts due to the Company hereunder in the event that (i) the Persons described in Section 11.2 of this Agreement engage in an activity in violation of the provisions of such
     Section 11.2 which results in a Loss or Losses to the Purchaser or the Parent, or (ii) the Company, the Shareholder or the Principals owe any other indemnity to the Purchaser from a Loss or Losses. The accrual and/or payment of the Earn-Out is not and shall not be dependent or otherwise affected by the termination of the employment of any of the Principals.

          The Earn-Out shall be calculated and payment made to the Company within sixty (60) days after the end of each yearly anniversary of the Earn-Out Date (each, an "Earn-Out Payment Date") in respect of the Earn-Out Period. All Earn-Out payments (each, an "Earn-Out Payment") shall be accompanied by Net Sale and Agency Retail Sales Gross-up documentation and the Purchaser's calculation of the Earn-Out accrued and payable in respect of such period of the Earn-Out Period, and shall set forth in reasonable detail any offset or recoupment claimed by the Purchaser. The total Earn-Out Payment, less the claimed offset or recoupment amount, if any, which is properly remitted to the Escrow Agent as required by Section 11.8, shall equal the portion of the annual Earn-Out Payment to be made by the Purchaser to the Company or its assignees on such Earn-Out Payment Date. Each Earn-Out Payment shall be made solely in cash. In the event of a dispute involving the computation of the Earn-Out that the Purchaser and the Company (or its assignees) cannot resolve within twenty (20) days following the earlier of the Company's (or its assigns) receipt of the Earn-Out Payment or the Earn-Out Payment Date, the parties shall engage the Independent Accountants and follow the procedures in Section 2.5(f) to resolve the dispute.

          In the event that all or a material part of the Business in the hands of the Purchaser is sold to a Third Party in any form of asset or stock sale, merger, exchange or similar transaction, the definitive acquisition agreement for any such transaction shall provide that the acquiror shall assume the remaining obligations with respect to the Earn-Out as described in this Section 2.3. In addition to the foregoing, the Parent's Guarantee of the Purchaser's obligations under this Agreement shall apply equally to the Earn-Out Payment obligations due from such acquiring party.

          (b) Working Capital Adjustment. The "Working Capital Adjustment" shall be equal to the amount by which the Company's current Assets minus the Company's current Assumed Liabilities (the "Net Current Assets"), each as reported on the Company's Closing Balance Sheet, exceeds or does not exceed $22,000,000. The composition of, and adjustments required under this Agreement to, current Assets and current Assumed Liabilities for purposes of preparation of the Closing Balance Sheet are set forth in Section 2.5 hereof. The estimated amount of the Working Capital Adjustment (the "Estimated Working Capital Adjustment") shall be jointly agreed upon between the Company and the Purchaser in good faith prior to the Closing and the Estimated Working Capital Adjustment so determined shall be added to or withheld, as applicable, from the amount payable to the Company at Closing (pursuant to Section 2.2(ii)) and reconciled after the Closing Date in accordance with Section 2.5 hereof.

     2.3 Payment of Purchase Price on the Closing Date. The Purchase Price to be paid on the Closing Date shall be calculated as follows: Ninety-Two Million Five Hundred Thousand Dollars ($92,500,000) plus or minus, as applicable, the sum of:

                 (i)    plus or minus, the Estimated Working Capital Adjustment;
            and

                 (ii) minus, the Purchase Price Escrow Fund (as defined and described in Section 2.4); and

                 (iii) minus, the Paid Transactional Expenses (as set forth on Schedule 7.10); and

                 (iv)   minus, the Paid Phantom Stock Value (as set forth on
            Schedule 7.11); and

                 (v)    minus, one-half (1/2) of the DEA Fees.

     The sum of the foregoing shall be the "Closing Date Purchase Price." Except for the amount of $10,706,875 which is allocated to the Shares, the Closing Date Purchase Price shall be paid in cash at and upon the Closing by wire transfer of immediately available funds to an account designated in writing by the Company at least three (3) business days prior to the Closing Date (the "Closing Date Cash"). The number of shares to be issued by the Purchaser and delivered at and upon the Closing (the "Shares") will be calculated by dividing $10,706,875 by the Parent Common Stock Price (except no fractional shares shall be issued). The Company, the Shareholder and the Principals acknowledge and agree that the Shares shall be equally divided and delivered to, and in the respective names of, John A. Webster, III, Jeffrey H. Webster and Scott A. Webster. Delivery of the Shares to these individuals will be conclusively regarded as payment to and delivery of the Shares to the Company in satisfaction of the Purchaser's obligation to issue and deliver the Shares as Purchase Price pursuant to this Agreement. The parties acknowledge that (i) the foregoing issuance of the Shares shall be deemed to concurrently occur as part of a distribution of the Shares by the Company to the Shareholder followed by pro-rata distribution to the beneficial holders of the Shareholder and (ii) the delivery of the Shares will be reported for Tax purposes consistent with this and the preceding sentence.

     The term the "Parent Common Stock Price" shall mean the average of the reported last sale prices of the Parent's Common Stock as reported on the Nasdaq National Market System for each of the twenty (20) trading days immediately preceding the second trading day prior to the Closing Date. Notwithstanding the foregoing, if between the date of this Agreement and the Closing Date the outstanding shares of the Parent's Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or any similar action which would increase or decrease the number of issued and outstanding shares, the formula above shall be equitably and correspondingly adjusted to reflect stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar action.

     2.4 Escrow of Purchase Price. At and upon the Closing, $3,000,000 of immediately available funds from the Closing Date Purchase Price shall be deposited with US Bank National Association (or such other institution selected by the Purchaser with the reasonable consent of the Company) as escrow agent ("Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund"), and shall be governed by the terms of the escrow agreement in the form attached hereto as Exhibit A (the "Escrow Agreement"). The Escrow Fund shall terminate eighteen (18) months from and after the Closing Date (the period from the Closing Date to the date eighteen (18) months from and after the Closing Date is referred to as the "Escrow Period"). The procedure for claims of Loss or Losses upon and disbursements from the Escrow Fund shall be governed by the terms of the Escrow Agreement.

     2.5 Determination of Purchase Price Adjustments; Closing Balance Sheet; Final Payment.

            (a) Promptly following the Closing Date (but in any event within sixty (60) days after the Closing Date), the Company shall cause to be prepared and delivered to the Purchaser a certification (the "Closing Certificate") prepared by Love, Bollus, Lynch & Rogers, LLP, or any other independent firm of certified public accountants selected by the Company (the "Auditor"). The Closing Certificate shall include:

                   (i) A closing balance sheet (the "Closing Balance Sheet") prepared in accordance with Section 2.5(c) of this Agreement;

                   (ii) A calculation and comparison of the (x) Net Current Assets as calculated from the Closing Balance Sheet, and (y) the amount of the Estimated Working Capital Adjustment. In the event that:

                           (A) Net Current Assets on the Closing Balance Sheet exceed the Estimated Working Capital Adjustment, then the Purchase Price is increased by the amount of such difference and shall be due to the Company; or

                           (B) Net Current Assets on the Closing Balance Sheet do not exceed the Estimated Working Capital Adjustment, then the Purchase Price is decreased by the amount of such difference and shall be due to the Purchaser;

                   (iii) The foregoing increase or decrease to the Purchase Price shall be summarized and computed in the aggregate as either an amount (A) due to the Purchaser, or (B) due to the Company, with interest thereon computed in accordance with Section 2.5(g);

                 (iv) Copies of all supplementary documents, work papers, and other data relating to the Closing Certificate; and

                 (v) Such other supplementary evidence as the Purchaser may reasonably require either prior to or after delivery of the Closing Certificate, including the evidence described in Section 2.5 below.

          (b) In connection with the preparation of the Closing Balance Sheet and all other matters arising under the Closing Certificate, the Purchaser shall afford the Company and its representatives complete access to the books, records, personnel and facilities of or pertaining to the Company to permit the Auditor to review such information as is necessary or desirable to prepare the Closing Balance Sheet and all other statements arising under the Closing Certificate. In connection with all matters related to the Auditor's workpapers, preparation and calculations of the Closing Balance Sheet, the Company, the Shareholder and the Principals shall provide, or cause to have provided, all workpapers, calculations, source documents and notes promulgated or utilized by the Auditors for use by the Purchaser in its review and analysis of the Closing Balance Sheet and the Closing Certificate.

          (c) The Closing Balance Sheet shall consist of the report of the Auditor, substantially in the form of Exhibit B-1 hereto, based on the balance sheet of the Company as of the close of business on the Closing Date in accordance with GAAP consistently applied by the Company (including any change in accounting methods or principles disclosed in any Schedule or Supplement) and without giving effect to the consummation of the transactions contemplated hereby; provided, however, that the Closing Balance Sheet shall be subject to and prepared in conformity with year-end audit accrual and estimation practices of the Company such that all pro-rata adjustments, accruals, reserves, allowances and similar year-end adjustments are prepared for and included in the Closing Balance Sheet, as if the Closing Balance Sheet were a year-end statement; provided, further, that in the event any accounting matter is not treated in conformity with GAAP in the Company's historical Financial Statements, whether or not consistently applied in such non-conforming manner, the standard required by GAAP shall be followed regardless of materiality. The Auditor's statement on the Closing Balance Sheet shall be unqualified, except for the modifications to GAAP mandated by this Agreement for the proper presentation and calculation of the matters required to be included with and in the Closing Certificate. The expense of the preparation of the Closing Balance Sheet by the Auditor shall be borne by the Company.

          Notwithstanding the foregoing, the parties hereby agree that, regardless of whether otherwise required by GAAP, or whether inconsistent with the past accounting practices of the Company, the Closing Balance Sheet shall be adjusted so that the Closing Balance Sheet shall not reflect:

               (i) accruals for the expenses associated with the preparation of the Closing Balance Sheet; any such accruals shall be reversed and adjusted by a debit to accounts payable or accrued expenses and a credit to retained earnings; and

                (ii) Paid Transactional Expenses or accruals for Transactional Expenses; any such Paid Transactional Expenses or accruals of Transactional Expenses shall be reversed and adjusted by (i), in the case of Paid Transactional Expenses, a debit to cash and a credit to retained earnings, and (ii), in the case of an accrual of Transactional Expenses, a debit to accounts payable and accrued expenses and a credit to retained earnings; and

                (iii) Paid Phantom Stock Value or accruals for the Phantom Stock Value (in whole or in part); any such Paid Phantom Stock Value or accruals of Phantom Stock Value shall be reversed and adjusted by
          (i), in the case of Paid Phantom Stock Value, a debit to cash and a credit to retained earnings, and (ii), in the case of an accrual, a debit to accounts payable or accrued expenses and a credit to retained earnings.

          (d) The itemized calculations required by Section 2.5(a) (ii) shall be presented and calculated in accordance with Exhibit B-2 hereto.

          (e) If the Purchaser concludes that any matter reported in the Closing Certificate is not accurate, the Purchaser shall, within thirty
     (30) days after its receipt of the Closing Certificate (the "Response Period"), deliver to the Company a written statement setting forth a specific description of each of its objections and each of any discrepancies believed to exist. If no notice of any objections or discrepancies is given within the Response Period, then the calculations set forth in the Closing Certificate shall be controlling for all purposes of this Agreement, and the Purchaser or the Company, as the case may be, shall pay the other the amount which they are obligated to pay in accordance with the Closing Certificate pursuant to Section 2.5 (g) below.

          (f) The Purchaser and the Company shall use good faith efforts to jointly resolve the properly noticed objections and discrepancies within fifteen (15) days of the receipt of the written statement of objections and discrepancies, which resolution, if achieved, shall be fully and completely binding upon all parties to this Agreement and not subject to further review, appeal, or dispute. If the Purchaser and the Company are unable to resolve the objections and discrepancies to their mutual satisfaction within such fifteen (15) day period, then the matter shall be submitted to KPMG Peat Marwick, Chicago, Illinois (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall concurrently furnish, at its own expense, to the Independent Accountants and the other party such documents and information as the Independent Accountants may request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with the appropriate copies and notification being concurrently given to the other party. Neither party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between the Company and the Purchaser, at which conference each party shall have the right to
     (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other party), and (ii) to have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed thirty (30) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on the parties.

          (g) Within five (5) days following the earlier to occur of (i) any failure to object to the Closing Certificate within the Response Period, or
     (ii) receipt of the Independent Accountant's decision with respect to such dispute, if the Purchaser is determined to owe an amount to the Company, the Purchaser shall pay such amount in cash to the Company, and if the Company is determined to owe an amount to the Purchaser, the Company shall pay such amount in cash to the Purchaser. All amounts owed by the Purchaser or the Company to the other in accordance with this Section 2.5 shall be paid by certified or bank cashier's check or by wire transfer of immediately available funds with interest computed thereon from the Closing Date at the prime rate announced by, and charged on the Closing Date by, US Bank National Association, Minneapolis, Minnesota.

          2.6   Closing and Closing Deliveries.

                (a) Closing and Closing Date. Subject to the satisfaction or waiver of the conditions precedent contained in Articles 6, 7 and 8 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a mutually agreed time after (i) all consents and approvals required to consummate the transactions contemplated hereby have been received from any Governmental Body, including the FTC and DOJ, and (ii) all other conditions to the Closing have been duly satisfied or waived in writing, at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota, 55402, and shall be as of the opening of business on such day. Such date is referred to in this Agreement as the "Closing Date."

                (b) Documents to be Delivered by the Company, the Shareholder and the Principals. At the Closing, the Company, the Shareholder and the Principals shall execute, where necessary or appropriate, and deliver to the Purchaser each and all of the following:

                       (i) A certificate in the form of Exhibit C hereto signed by the Company, the Shareholder and the Principals, dated as of the Closing Date, to the effect that the representations and warranties made by the Company, the Shareholder and the Principals in this Agreement (as modified by the Schedules and any Supplement(s)) and in any Ancillary Documents to be executed and/or delivered by the Company, the Shareholder or the Principals pursuant to this Agreement are true and correct in all material respects at and as of the Closing and the Company, the Shareholder and the Principals have each performed and complied, in all material respects, with all of their respective covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Company, the Shareholder and/or the Principals at or prior to the Closing;

                       (ii) An Assignment and Assumption Agreement in the form of Exhibit D hereto executed by the Company;

                       (iii) A Bill of Sale in the form of Exhibit E hereto executed by the Company;

                       (iv) A copy of the duly adopted resolutions of the Board of Directors of the Company certified by an officer of the Company approving this Agreement and authorizing the execution and delivery of this Agreement by the Company, including the documents, instruments and agreements to be executed and/or delivered by the Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                       (v) A copy of the duly adopted resolutions of the trustees of the Shareholder certified by an officer or trustee of the Shareholder approving this Agreement and authorizing the execution and delivery of this Agreement by the Shareholder and the Company, including the documents, instruments and agreements to be executed and/or delivered by the Shareholder and the Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                       (vi)   The Estimated Working Capital Adjustment;

                       (vii) The Escrow Agreement executed by the Company and the Escrow Agent;

                       (viii) The fully-executed Non-Competition and Restrictive
                Covenant Agreements described in Sections 5.26(b) and 7.9;

                       (ix) The Payroll Tax Reporting Agreement in the form of Exhibit F hereto executed by the Company;

                       (x) Copies of fully-executed and delivered Termination Agreements for the Stock Unit Agreements as described in Section 5.26(a);

                       (xi) The Related Persons Leased Real Estate Leases executed by the Related Person lessors as described in Section 5.27;

                       (xii) The executed and delivered termination agreements for the Leased Real Estate leases with the Related Person lessors as described in Section 5.27;

                       (xiii) The executed landlord/lessor estoppel certificates
                for each parcel of non-Related Person Leased Real Estate as set forth and disclosed in Schedule 3.17 (in conformity with Section 5.28) and the executed consent of such landlord/lessors of the Purchaser's assumption of the Company's rights and obligations under the lease of such Leased Real Estate;

                (xiv) Delivery and assignment of any and all documents relating to Permits which by their terms are assignable;

                (xv) A duly executed written opinion letter by counsel for the Company and the Shareholder dated as of the Closing Date, addressed to the Purchaser, as contemplated by Section 7.5 of this Agreement;

                (xvi) The Company shall execute and deliver to the Purchaser in blank (without completing the buyer insert) the assignment provision of all vehicle, equipment and other personal property title certificates (or reasonably acceptable transfer documentation which will be accepted by applicable Governmental Bodies and Third Parties, where applicable) with a detailed list thereto (organized by the Company site location) describing (A) the vehicle, equipment or personal property, (B) the vehicle, equipment or personal property identification number, and (C) the state issuing the title certificate;

                (xvii) Certificates of good standing, legal existence or the state equivalent thereof for the Company and the Shareholder dated within five (5) days prior to the Closing Date issued by the Secretary of State of Massachusetts and foreign qualification good standing certificates for the Company in each state set forth in Schedule 3.1;

                (xviii) The non-foreign person affidavit as described in
          Section 11.10(b) duly executed by the Company;

                (xix) All consents approving the transfer of any Asset or the assumption of any Assumed Liability required by the terms of any Contract or Permit (without charge to the Purchaser or material change to the terms of the Contract or Permit);

                (xx)    The Schedule of Paid Transactional Expenses required by
          Section 7.10;

                (xxi) The itemized Schedule of Paid Phantom Stock Value as required by Section 7.11; and

                (xxii) Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

          (c) Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall execute, where necessary or appropriate, and deliver to the Company each and all of the following:

                (i) Payment of the Purchase Price to be paid on the Closing Date pursuant to the methods and determined in accordance with Section
          2.3 hereof in the form of cash and Shares;

                (ii) A certificate in the form of Exhibit G hereto signed by a duly authorized officer of the Purchaser and the Parent, and dated as of the Closing Date, to the effect that (x) the representations and warranties made by the Purchaser and the Parent in this Agreement and in any Ancillary Documents to be executed and/or delivered by the Purchaser and the Parent pursuant to this Agreement are true and correct in all material respects at and as of the Closing, and (y) the Purchaser and the Parent have each performed and complied, in all material respects, with all of their respective covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Purchaser on or prior to the Closing;

                (iii) A copy of the duly adopted resolutions of the Board of Directors of the Purchaser certified by an officer of the Purchaser approving this Agreement and authorizing the execution and delivery of this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                (iv) A copy of the duly adopted resolutions of the Board of Directors of the Parent certified by an officer of the Parent approving this Agreement and authorizing the execution and delivery of this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser and the Parent pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                (v) The Assignment and Assumption Agreement executed by the Purchaser;

                (vi) The Escrow Agreement executed by the Purchaser and the Escrow Agent;

                (vii) The Non-Competition and Restrictive Covenant Agreements described in Section 7.9 executed by the Purchaser;

                (viii) The Payroll Tax Reporting Agreement executed by the Purchaser;

                (ix) The Related Persons Leased Real Estate Leases described in Section 5.27 executed by the Purchaser;

                (x) A duly executed written opinion letter by counsel for the Purchaser and the Parent, dated as of the Closing Date, addressed to the Company, as contemplated by Section 8.4 of this Agreement;

                (xi)    The Estimated Working Capital Adjustment;

                (xii) The Parent Guaranty in the form of Exhibit L executed by the Parent; and

                (xiii) Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to the Purchaser and the Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Company, the Shareholder and the Principals (as individuals) each represent and warrant to the Purchaser and the Parent that each and all of the following representations and warranties (as modified by the Schedules to this Agreement (the "Schedules") and any Supplement delivered by the Company and/or the Shareholder pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs generally corresponding to the sections and subsections contained in this Article 3 and shall be presented in a manner that is reasonably contemplated to provide the disclosures requested by the Purchaser.

     3.1    Organization.

            (a) The Company. The Company is a corporation duly organized, legally existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business as it is now being conducted. As set forth in Schedule 3.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Company.

            (b) The Shareholder. The Shareholder is a Massachusetts Business Trust subject to Chapter 182 of the Massachusetts General Laws and is duly organized and legally existing under the laws of the Commonwealth of Massachusetts. The Shareholder has all requisite power and authority to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.

     3.2 Capitalization. The authorized capital stock of the Company consists solely of 21,000 shares of common voting stock no par value, of which 1,260 shares are issued and outstanding on the date hereof and owned beneficially and of record by the Shareholder.

     3.3 Due Authorization. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Company, the Shareholder and the Principals pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement and the documents, instruments and agreements to be executed and/or delivered by the Company, the Shareholder and the Principals pursuant to this Agreement have been or will be on or before the Closing Date duly and validly authorized, executed and delivered by such parties and the obligations of such parties hereunder and thereunder are or will be upon such execution and delivery valid, legally binding and enforceable against such parties in accordance with their respective terms.

     3.4 No Breach. The Company has full power and authority to sell, assign, transfer, convey and deliver to the Purchaser the Assets to be sold hereunder. Each of the Company, the Shareholder and the Principals has full power and authority to otherwise perform its obligations under this Agreement and the documents, instruments and agreements to be executed and/or delivered pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Company, the Shareholder and the Principals pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the (x) Declaration of Trust dated December 27, 1999 (filed December 29, 1999), as amended, of the Shareholder, or (y) the Articles of Organization, as amended and restated, or Bylaws, as amended, (or comparable governing documents or instruments) of the Company, (ii) violate any Applicable Laws or Injunction applicable to the Company, the Shareholder or the Principals,
(iii) other than the filing required by HSR and except as provided in Schedule
3.4 hereto, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) except as provided in Schedule 3.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, approvals or authorizations of any Governmental Body), Leased Real Estate lease, Benefit Plan or other Contract to which the Company, the Shareholder or the Principals are a party, or by which they or any of their properties or assets may be bound, or
(v) result in the creation or imposition of any Encumbrance on any of the Assets.

     3.5 Clear Title. Except as otherwise set forth on Schedule 3.5 hereto, on the Closing Date, (i) the Company holds good and valid title to all of the Assets that are tangible assets, (ii) all of the Company's interests in and to the Assets that are intangible assets are valid and enforceable, (iii) the Company holds good and valid title to the Assets that are valid and enforceable interests in, the Assets that are mixed assets, (iv) the Company holds valid and enforceable leasehold interests in all Leased Real Estate and all leased non-real estate Assets, and (v) the Assets and leasehold interests are free and clear of any and all Encumbrances, except for the Permitted Encumbrances, of any kind, nature and description whatsoever.

     3.6 Condition of Assets. Except as set forth in Schedule 3.6 hereto, the Assets constituting property, plant, equipment and other personal property (i) have in all material respects been properly maintained, (ii) are in all material respects in good operating condition and repair, subject only to ordinary wear and tear, and (iii) are all the assets used to operate, and necessary to operate, the Company's Business as currently conducted.

     3.7 Litigation. Except as described in Schedule 3.7 hereto, there is no pending Proceeding:

            (a) that has been commenced by or served upon the Company, the Shareholder or the Principals, or of which the Company, the Shareholder or the Principals have Knowledge (other than any Proceeding which generally affects the business of all Persons conducting business similar to the Company and in which the Company is not a named defendant); or

            (b) to the Company's, the Shareholder's or the Principals' Knowledge, that, as of the date of execution of this Agreement and the Closing Date, challenges, or that will have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of the Company, the Shareholder or the Principals, no such Proceeding has been Threatened. Except as provided in Schedule 3.7 hereto, to the Knowledge of the Company, the Shareholder or the Principals, the Company is not a party to or subject to the provisions of any Injunction which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or impair the ability of the Shareholder or the Principals to consummate the transactions contemplated hereby.

     3.8 Labor Matters. Except as set forth in Schedule 3.8 hereto, the Company has never been a party to any collective bargaining agreement or other labor Contract. There has never been, and there is not presently pending or existing, and to the Company's, the Shareholder's or the Principals' Knowledge there is not Threatened, (i) any strike, slowdown, walkout, picketing, work stoppage, labor arbitration or other Proceeding in respect of the grievance of any Company employee, (ii) any application or complaint filed by any Company employee or union with the National Labor Relations Board, or any comparable Governmental Body, (iii) any organizational activity or other labor dispute against or affecting the Company, and no application for certification of a collective bargaining agreement is pending or, to the Company's, the Shareholder's or the Principals' Knowledge, is Threatened. There is no lockout of any employees by the Company and no such action is contemplated by the Company. Except as set forth in Schedule 3.8 hereto, there is no allegation, charge, complaint or Proceeding pending or, to the Company's, the Shareholder's or the Principals' Knowledge, Threatened by any Person against the Company or any of its current or former officers, directors or employees relating to employment, equal employment opportunity, discrimination, harassment, wrongful discharge, unfair labor practices, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, occupational safety and health or plant closing.

     3.9    [THIS SECTION INTENTIONALLY OMITTED].

     3.10   Employee Benefits.

            (a) Benefit Plans. Except as described in Schedule 3.10 hereto, the Company does not maintain or contribute to any Benefit Plans. Without limiting the generality of the foregoing provision of this Section, except as described in Schedule 3.10 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under Section 401(a) of the Code to which the Company is required to contribute. Except as described in
     Schedule 3.10 hereto, the Company does not and will not have any unfunded Liability for services rendered prior to the Closing Date under any

     Benefit Plans. The Company is not in any material default under any Benefit Plan. Except as set forth in Schedule 3.10, neither the Company, nor any Person now or formerly part of a controlled group with the Company, within the meaning of Section 412(c)(11)(B)(ii) of the Code (the "Controlled Group"), maintains or has ever maintained a "defined benefit plan," as defined in Section 3(35) of ERISA, that is subject to Section 412 of the Code and Section 302 of ERISA. Except as set forth in Schedule 3.10 hereto, neither the Company nor any other member of its Controlled Group contributes to or has, or could reasonably be expected to have, any Liability (including but not limited to withdrawal Liability) with respect to any multi-employer plan (as defined in Section 4064(a) of ERISA or Section 4001(a)(3) of ERISA). Other than claims for benefits in the Ordinary Course of Business, there are no actions, suits, disputes, arbitrations or other material claims pending or, to the Company's, the Shareholder's or the Principals' Knowledge, Threatened with respect to any Benefit Plan.

          (b) Other Plans. None of the Benefit Plans maintained by the Company provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part six of subtitle B of title I of ERISA).

          (c) Documents. The Company has made available to the Purchaser the following documents, as they may have been amended to the date hereof, embodying or relating to each Benefit Plan of the Company listed in
     Schedule 3.10 hereto: (i) all written plan documents for each such Benefit Plan, including all amendments to each such Benefit Plan, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements, (ii) the most recent determination letter received from the IRS, if any, as to the qualified status of any such Benefit Plan under Section 401(a) of the Code, (iii) the current summary plan description, if any, for each such Benefit Plan, and (iv) the most recent annual return/report on form 5500, 5500-C or 5500-R, if any, for each such Benefit Plan.

          (d) Fiduciary Duty. nEITHER THE cOMPANY, NOR, TO THE cOMPANY'S, THE shareholder's or the Principals' Knowledge, any other fiduciary of any Benefit Plan listed on Schedule 3.10 hereto engaged in any transaction with respect to such Benefit Plan or failed to act in a manner with respect to such Benefit Plan which could reasonably be expected to subject the Company to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

          (e) COBRA. The Company has complied in all material respects with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA, Section 4980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and the Company has incurred no material Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to the Company's, the Shareholder's or the Principals' Knowledge, Threatened, with respect to such requirements.

     3.11 No Guaranties. Except as set forth on Schedule 3.11, (i) none of the obligations of the Company is guaranteed by, or subject to a similar contingent Liability to, any Person, and (ii) the Company has not guaranteed, or otherwise become contingently liable for, any Liability of any Person.

     3.12 Financial Statements. The Company has furnished true and correct copies of the financial statements of the Company identified in Schedule 3.12 hereto (the "Financial Statements") to the Purchaser. All of said Financial Statements, including any notes thereto, are true and correct in all material respects and fairly present the financial position and condition of the Company as of their respective dates and the results of its operations for the periods covered in accordance with GAAP applied by the Company on a consistent basis throughout the periods covered thereby and on a basis consistent with that of prior years and periods; provided, however, that any interim Financial Statements listed on such Schedule are subject to year-end adjustments and lack footnotes and other required presentation items. Except for Liabilities (i) reflected or reserved against in the balance sheet (the "Balance Sheet") of the Company as of December 31, 2000 (the "Balance Sheet Date") or in the notes thereto, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which resulted from, arose out of, is related to, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Applicable Laws), (iii) arising under Contracts to which the Company is a party, and/or (iv) described on Schedule 3.12 hereto, the Company does not have any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company. The reserves reflected in the Balance Sheet are adequate.

     3.13 Absence of Certain Developments. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 3.13 hereto, since May 9, 2001, the Company has conducted the Business only in the Ordinary Course of Business and has not:

            (a) Sold, leased, assigned or otherwise transferred any material properties or assets, or disposed of or permitted to lapse any rights in any Permit or Intellectual Property owned or used by the Company, other than in the usual and Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;

            (b) Suffered, sustained or incurred any material Loss or waived or released any material right or claim, whether or not in the Ordinary Course of Business;

            (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any material properties or assets, whether or not covered by insurance;

            (d) Engaged in any transaction not in the Ordinary Course of Business;

            (e) Made any capital expenditure (or series of related capital expenditures) exceeding $50,000;

            (f) Subjected any of its properties or assets to any Encumbrance, whether or not in the Ordinary Course of Business;

            (g) Issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money or capitalized lease obligation or otherwise incurred any material Liability, except current Liabilities incurred in the Ordinary Course of Business;

            (h) Discharged or satisfied any Encumbrance, or paid any material Liability, other than current Liabilities shown on the Company's Balance Sheet as of the Balance Sheet Date, and current Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date;

            (i) Declared, set aside or paid a dividend or made any other distribution with respect to any class or series of capital stock of the Company, or directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of the Company's capital stock;

            (j) Increased the salary, wage or other compensation or level of benefits payable or to become payable by the Company to any of its officers, directors, employees or agents other than in the Ordinary Course of Business;

            (k) Loaned money to any Person or guaranteed any loan to or Liability of any Person, whether or not in the Ordinary Course of Business;

            (l) Except as described in the Schedules hereto, amended or terminated any of the Operating Contracts (as hereinafter defined), except in the Ordinary Course of Business;

            (m) Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates);

            (n)   Suffered, sustained or incurred any Material Adverse Change;

            (o) Received notice from any customer, supplier, vendor, Governmental Body or any other Person which would, with substantial certainty, give rise to or result in a Material Adverse Effect on the Company;

            (p) Delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

            (q) Entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement or adopted, amended, modified or terminated any Benefit Plan for the benefit of any of the Company's directors, officers and employees;

            (r) Made any change or amendment in its articles of organization, bylaws, or other governing instruments;

            (s) Issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any such equity security; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto; and/or

          (t)  Entered into any Contract to do any of the foregoing.

     3.14 Intellectual Property. Schedule 3.14 hereto contains a list and description of all Intellectual Property owned by the Company or used by the Company in the operation of the Business. Except as set forth in Schedule 3.14, the Shareholder has no Knowledge of any asserted claim to the effect that the operation of the Business or the possession or use in the Business of any of the Intellectual Property listed and described on Schedule 3.14 hereto, infringes the intellectual property rights of any other Person. Except as set forth in
Schedule 3.14, the Company, the Shareholder and the Principals have no Knowledge of any claim that any of the Intellectual Property listed and described on
Schedule 3.14 is invalid; and, except as provided in Schedule 3.14 hereto, the Company is not obligated under any Contract or otherwise to pay royalties, fees or other payments with respect to any of the Intellectual Property listed and described on Schedule 3.14 hereto. Except as set forth in Schedule 3.14, the consummation of the transactions contemplated by this Agreement will not adversely affect the use by the Company of any of the Intellectual Property owned or used by the Company in the operation of its Business.

     3.15 Compliance with Laws. The Business has been operated, and the Company is in compliance in all material respects with the requirements of all Applicable Laws to which the Company is subject. The Company has not received any notice of, and the Company, the Shareholder and the Principals have no Knowledge of any violation of a material nature of any Applicable Laws respecting the Company.

     3.16 Operating Contracts. Except as disclosed in Schedule 3.16, and except with respect to Contracts that have been fully performed as of the date hereof and have no further force or effect, the Company is not a party to any oral or written Contract. All of the Contracts listed on such Schedule 3.16 hereto are referred to in this Agreement as the "Operating Contracts." All of the Operating Contracts were made in the Ordinary Course of Business, and, to the Company's, the Shareholder's and the Principals' Knowledge, are valid, binding and currently in full force and effect. The Company is not in default under any of the Operating Contracts, and, to the Company's, the Shareholder's and the Principals' Knowledge, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or give rise to a right of termination or cancellation by another party under any of the Operating Contracts, or cause the acceleration of any Liability of the Company, or result in the creation of any Encumbrance upon any of the Company's properties or assets. To the Company's, the Shareholder's and the Principals' Knowledge, no other party is in default under any of the Operating Contracts. Except as described on Schedule 3.16 hereto, none of the Operating Contracts have been canceled, terminated, amended or modified. Except as provided in
Schedule 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the Operating Contracts.

     3.17 Real Estate. The Company owns no real property other than the leasehold interests described in Schedule 3.17 (section (a) of such Schedule shall describe all leasehold interests with respect to Related Person lessors and section (b) of such Schedule shall describe all leasehold interests with respect to unrelated party lessors) attached hereto with respect to each parcel of real estate leased by the Company (the "Leased Real Estate"):

               (a) Schedule 3.17 contains a complete and accurate listing and description (including the parties, term, expiration date(s), address, and description of the leased premises) of each written or oral lease regarding Leased Real Estate which is not likewise described on
         Schedule 3.16 hereto;

               (b) Except as set forth on Schedule 3.17 hereto, to the Knowledge of the Shareholder, there are no public improvements affecting any parcel of Leased Real Estate (collectively the "Real Estate"), including, but not limited to, water, sewer, sidewalk, street, alley, curbing, landscaping or related improvements, which have been commenced and/or completed and for which an assessment has not been levied or, to the Shareholder's Knowledge, which may be levied after the date of this Agreement and, in each case which would become the obligation of the Purchaser by, upon or pursuant to assumption of the Leased Real Estate;

               (c) Except as set forth in Schedule 3.17 hereto, there are no deferred real or personal property Taxes or assessments with respect to the Real Estate which may or will become due and payable as a result of the consummation of the transaction contemplated hereby;

               (d) Except as set forth in Schedule 3.17 hereto, to the Company's, the Shareholder's or the Principals' Knowledge, there are no condemnation Proceedings pending or Threatened with respect to all or any part of any parcel of Leased Real Estate;

               (e) To the Company's, the Shareholder's or the Principals' Knowledge, there are no existing conditions which, under Applicable Laws in effect prior to or as of the Closing Date, would require repair, alteration or correction of any parcel of Real Estate and there are no conditions that could give rise to the same, in each case which would become the obligation of the Purchaser by, upon or pursuant to assumption of the Leased Real Estate;

               (f) To the Company's, the Shareholder's or the Principals' Knowledge, except as set forth in Schedule 3.17 hereto, (a) there are no existing structural, mechanical or other defects of material significance in any of the buildings, improvements, fixtures and equipment, including the roof, heating, ventilating, air conditioning, electrical, plumbing and sanitary disposal systems, located on any parcel of Real Estate which would become the obligation of the Purchaser by, upon or pursuant to assumption of the Leased Real Estate, and (b) all such buildings, improvements, fixtures and equipment, including the roof, heating, ventilating, air conditioning, electrical, plumbing and sanitary disposal systems for which the Company is currently responsible, will be until the Closing Date, maintained in good repair, working order and condition, ordinary wear and tear excepted;

               (g) Except as set forth in Schedule 3.17 hereto, the Company has not received any notice, and the Company, the Shareholder and/or the Principals have no Knowledge that, the improvements on each parcel of Real Estate and the Company's use thereof does not or may not comply in all material respects with any and all building, zoning, subdivision, traffic, parking, land use, occupancy, health and other Applicable Laws pertaining to the Real Estate or to the development, construction, management, use and operations of the improvements thereon;

               (h) Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Shareholder, the improvements located on each parcel of Real Estate for which the Purchaser would have responsibility under any Leased Real Estate lease, including fences, driveways and other structures occupied, used or claimed by the Company, are wholly within the boundary lines of such parcels of Real Estate and such improvements and the Company's present uses thereof do not in any material respect infringe or encroach upon the rights of any other Person; and

               (i) Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Shareholder, the Company has all operating Permits necessary for the operation of the Business on the Leased Real Estate, and all such Permits are current. To the Knowledge of the Shareholder, except as set forth in Schedule 3.17, the Company has all easements, or access through public utility easements, on to private property, construction permits, highway crossing licenses and permits (and other similar licenses and permits) and right-of-way-licenses reasonably necessary to conduct the Business.

         3.18 Accounts Receivable. The Company's accounts receivable and other rights to the payment of money represent, and on the Closing Date will represent, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

         3.19 Books and Records; Bank Accounts. All of the Company's books of account and other financial and corporate records relating to the Business have been made available to the Purchaser and its representatives. Such books of account and records are current, complete, true and correct in all material respects. All such books and records are consistent with the Financial Statements listed on Schedule 3.12 hereto. Attached hereto as part of Schedule
3.19 is a list of all of the Company's bank accounts, security accounts and other similar accounts, and the names of all Persons authorized to draw thereon or have access thereto, as well as the identification of all safety deposit boxes, and the Persons authorized to have access to those boxes.

         3.20  Employees and Employee Related Commitments.

               (a) Schedule 3.20 hereto contains a list of the names, positions, annual salary rates, hourly wage rates, severance benefits and accrued vacation and sick leave, as of the date hereof, of all present employees of the Company (including those on furlough, leave, disability (short- or long-term) or layoff of any kind). Except as set forth in Schedule 3.20, none of the employees has informed the Company or the Shareholder that he/she intends to terminate employment with the Company. Schedule 3.20 also sets forth a description of any written Contract, other than the Benefit Plans described on Schedule 3.10 hereto, with respect to the conditions of employment of any of the Company's employees. All employees are employed on an "at will" basis.

               (b) Except for the claims set forth in Schedule 3.20, the consummation of the transactions described in this Agreement, in and of themselves, will not entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

               (c) Except as set forth in Schedule 3.20 hereto, to the Knowledge of the Company, no employee of the Company has, in the course and scope of employment with the Company, been exposed to any Hazardous Materials in such a manner as to be harmed thereby (whether such harm is now known to exist or will be discovered in the future).

         3.21 Permits. Except as set forth in Schedule 3.21, the Company has obtained all Permits of each and every Governmental Body having jurisdiction over the Company or any of the Assets to operate and carry on the Business as it is now being conducted. All such Permits are listed on Schedule 3.21 hereto.

         3.22 Other Material Contracts and Obligations. Except for the Operating Contracts and the Contracts disclosed on Schedule 3.22 hereto, the Company is not a party to or bound by any:

               (a) Dealer, distributorship or sales agency agreements, excluding purchase orders with respect to the purchase or sale of products or services in the Ordinary Course of Business;

               (b)  Advertising Contracts;

               (c) Contract for capital expenditures having a remaining balance in excess of $50,000;

               (d) Leases with respect to any property, real or personal, whether as lessor or lessee, except for any lease having a term of one year or less or aggregate rents payable over its life of $50,000 or less;

               (e) Contract containing covenants by the Company, the Shareholder, or any officer, director, employee or Affiliate of the Company or the Shareholder not to compete in any lines of business or with any Person;

               (f)  Franchise or license agreements;

               (g) Except as disclosed in Schedule 3.13, loan or credit agreements, promissory notes or other evidences of indebtedness, including all agreements or commitments for future loans, extensions of credit or financing, excluding credit extended by the Company to its customers;

               (h) Contract or purchase order for the purchase of any services, raw materials, supplies or equipment involving payments of more than $5,000 per annum or an aggregate of more than $10,000, excluding purchase orders for the purchase of products or services entered into in the Ordinary Course of Business; or

               (i) Contract for the sale of any properties, assets or services involving a value estimated at more than $50,000, excluding purchase orders for the sale of products or services in the Ordinary Course of Business.

          3.23 Subsidiaries. The Company has no subsidiaries. Except as set forth on Schedule 3.23 hereto, the Company does not own any shares of stock or other securities or equity interests, directly or indirectly, in any other Person. Except as disclosed or described in this Agreement or as set forth on
Schedule 3.23 hereto, the Company is not subject to any obligation or requirement to provide funds to, or invest in, any Person.

          3.24 Insurance. The Company has maintained and will continue to maintain until the Closing Date the insurance described in Schedule 3.24, which insurance covers the Company's tangible real and personal property and assets, whether owned or leased, against loss or damage by fire or other casualty. All such insurance is in full force on the date of this Agreement and is carried with insurers licensed in the states affected by such policies. The Company has promptly and adequately notified the Company's insurance carriers of any and all claims known to the Shareholder with respect to the operations, products or services of the Company for which the Company is insured. The Company has not been refused any insurance coverage by any insurance carrier to which it has applied for insurance during the past three (3) years.

          3.25 Brokers. Except for the engagement of The Bigelow Company LLC by the Company, neither the Company, the Shareholder nor the Principals have employed or engaged any broker, finder, agent, banker or Third Party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. No commissions, finder's fees or like charges have been or will be incurred by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Any such commissions, finders' fees or like charges shall be directly chargeable to the Company as contemplated by the terms of this Agreement.

          3.26 Relationship with Related Persons. Except as set forth in
Schedule 3.26 hereto, the Shareholder, the former shareholders, directors, officers, and employees of the Company, and their Related Persons do not have any interest in any of the Assets and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with the Company or, (ii) has engaged or is engaged in competition with the Company with respect to any line of Business of the Company in any market served or anticipated to be served by the Company (a "Competing Business") (except for less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). To the Knowledge of the Company, the Shareholder or the Principals, and except as set forth on Schedule 3.26 hereto, the Shareholder is not, and no shareholder of the Shareholder, director or officer of the Company and none of their Related Persons is a party to any Contract with, or has any claim or right against, the Company, other than the rights the officers and directors of the Company have with respect to indemnification under state law. All money owed by the Company to its shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 3.26 hereto.

          3.27 Hazardous Materials. Except as set forth in Schedule 3.27 hereto, to the Knowledge of the Company, the Shareholder or the Principals, the Company has never generated, transported, stored, handled, disposed of or contracted for the disposal of any Hazardous Materials, except in material compliance with Environmental Laws. Except as set forth on Schedule 3.27 hereto, the Company is not listed as a potentially responsible party under CERCLA or any comparable or similar Applicable Law, the Company has not received notice of such a listing and the Company has no Knowledge of any facts or circumstances which could give rise to such a listing. Except as described in Schedule 3.27 hereto, to the Knowledge of the Company, the Shareholder or the Principals, the Real Estate is free of any and all Hazardous Materials.

          3.28 Other Environmental Matters.

               (a) Except as set forth on Schedule 3.28 hereto, the Real Estate has been operated by the Company and is in compliance in all material respects with all Applicable Laws, including Environmental Laws. To the Knowledge of the Company, the Shareholder or the Principals, except as set forth on Schedule 3.28 hereto, the Company otherwise complies in all material respects with all Environmental Laws. To the Knowledge of the Company, the Shareholder or the Principals, except as set forth on Schedule 3.28 hereto, the Company has obtained or has taken appropriate steps, as required by Environmental Laws and Applicable Laws, to obtain all environmental, health and safety Permits and other authorizations necessary for the ownership and operation of the Business, and to the Knowledge of the Company, the Shareholder or the Principals, all of the Permits and other such authorizations are in good standing, and the Company is in compliance in all material respects with such Permits and other such authorizations. The Real Estate is not subject to any "Super-Fund" type Encumbrances by any Person arising from the release or Threatened release of any Hazardous Materials in, on or under the Real Estate.

               (b) To the Knowledge of the Company, all of the third parties with which the Company has engaged or contracted to accept, treat, transport, store, dispose or remove any Hazardous Material from the Real Estate were properly permitted at the relevant time to perform the foregoing activities or conduct.

               (c) Except as described on Schedule 3.28 hereto, there are not currently and to the Knowledge of the Company, the Shareholder or the Principals, never have been any wells or underground and/or above ground storage tanks (whether or not currently in use) on any parcel of Real Estate and, to the extent such tanks are described in Schedule 3.28, all such wells and tanks are, to the Knowledge of the Company, the Shareholder or the Principals, not leaking and in compliance with Environmental Laws.

               (d) Except as set forth on Schedule 3.28 hereto, no part of any parcel of Real Estate is now being used, nor, to the Knowledge of the Company, the Shareholder or the Principals, has any parcel of Real Estate ever been used, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Materials except in material compliance with all Environmental Laws, or as a gasoline service station or a facility for selling, dispensing, transferring or treating Hazardous Materials.

               (e) To the Knowledge of the Company, the Shareholder or the Principals, and except as set forth in Schedule 3.28 hereto, the Company is not subject to any investigation, nor has the Company received any written notification within the past two years of any Proceeding alleging or addressing (i) any violation of Environmental Laws, or (ii) any claims or Liabilities and costs arising from the release or Threatened release of any Hazardous Materials. To the Knowledge of the Company, the Shareholder or the Principals, there has been no release of any Hazardous Materials in a reportable quantity under Environmental Laws at, to or from the Real Estate.

               (f) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Company, the Shareholder or the Principals, there is not constructed, placed, deposited, stored, disposed or located on the Real Estate any asbestos in friable form.

               (g) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Company, the Shareholder or the Principals, there is not constructed, placed, deposited, stored, disposed nor located on the Real Estate any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs.

               (h) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Company, the Shareholder or the Principals, there is not constructed, placed, deposited, stored, disposed nor located on the Real Estate any insulating material containing urea formaldehyde.

          3.29 Debt Instruments. Schedule 3.29 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth on Schedule 3.29 under all mortgages, indentures, notes, guarantees and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contract and capital leases) or covenants not to compete (the "Debt Instruments") for which the Company is primarily or secondarily obligated. The Company has previously delivered to the Purchaser true, complete and correct copies of each of the Debt Instruments. Except as described in Schedule 3.29, the Company has performed all of the material obligations required to be performed by it, is not in material default under any of the provisions of any of the Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

          3.30 Customers and Suppliers. To the Knowledge of the Company, the Shareholder or the Principals, no material customer or a group of customers of the Company has notified the Company that at any time on or after May 31, 2001, the customer intends to terminate, cancel, limit or modify the customer's business relationship with the Company. No vendor, supplier, dealer, representative or consultant of the Company which is material to the Company's business operations has notified the Company after May 31, 2001, that it intends to terminate, cancel, limit or modify its business relationship with the Company in any material respect.

          3.31 Shareholder Loans. Except as set forth in Schedule 3.31, there are no loans, advances or other obligations for borrowed money owing by the Company to the Shareholder as of the date hereof, and no amount shall be owing for such obligations at and upon the Closing. Except as set forth in Schedule 3.31, the Shareholder does not have any claim of any kind against the Company, and no amount shall be owing for such obligations at and upon the Closing.

          3.32 Adequacy of Properties. The Company owns, leases or otherwise has adequate rights to use all tangible and intangible personal property necessary for the conduct of its Business in the manner in which such Business is presently being conducted with no conflict with or infringement of the rights of others, and none of such property or the Company's rights thereto is subject to any proceeding pending, or to the Best Knowledge of the Company, the Shareholder or the Principals, Threatened, which may result in the revocation, termination, supervision, cancellation or adverse modification of any such property.

          3.33 Absence of Certain Business Practices. Except as disclosed in
Schedule 3.33, neither the Company nor any Person acting on its behalf has, directly or indirectly, within the past six (6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, might have had an adverse effect on the financial condition, Business or results of operations of the Company, or (iii) if not continued in the future, might adversely affect the financial condition, Business or operations of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or Proceedings.

          3.34 Trade Regulation. Except as set forth on Schedule 3.34, (a) all of the prices charged by the Company in connection with the marketing, sale or distribution of any products or services have been in compliance with all Applicable Laws, and (b) no claims have been communicated or, to the Knowledge of the Company, the Shareholder or the Principals, Threatened in writing against the Company with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any Applicable Laws relating to anti-competitive practices or unfair trade practices of any kind, and to the Company's Knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against the Company.

          3.35 Representation Regarding the Shareholder. The Shareholder is the sole and lawful, legal, equitable and direct owner of all of the shares of the Company.

          3.36 Inventories. Except as set forth in Schedule 3.36:

               (a) All inventories of the Company are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items;

               (b) All inventories of the Company are of such quality as to meet the usual and customary quality control standards of the Business and any applicable quality control standards of any applicable Governmental Body;

               (c) All inventories of the Company that are finished goods are saleable as current inventories in the Ordinary Course of Business; and

               (d) All inventories of the Company are recorded on the financial records at the lower of cost or market, except with respect to its LIFO inventory or as otherwise required by GAAP.

Schedule 3.36 lists the location of all such inventories. The Company has followed all Company policies with respect to excess and obsolete inventory and the computation of LIFO inventory.

          3.37 Representation Regarding SEC Reports. The Company and Jeffrey H. Webster, John A. Webster, III and Scott A. Webster represent, acknowledge and agree that each of them (i) have received, reviewed and have otherwise had access to the Parent SEC Reports, the Parent public announcements of its results of operations for the fiscal year ending April 28, 2001 and (ii) do not require, and have not requested (after offer being made by the Parent) any further information concerning or regarding the Parent.

                                   ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE
                                    PARENT

          As an inducement for the Company, the Shareholder and the Principals to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser and the Parent hereby each represent and warrant to the Company, the Shareholder and the Principals that each and all of the following representations and warranties (as modified by the Schedules and any Supplement delivered by the Purchaser pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs generally corresponding to the sections and subsections contained in this Article 4 and shall be presented in a manner that is reasonably contemplated to provide the disclosures requested by the Company.

          4.1  Organization.

               (a) The Purchaser. The Purchaser is a corporation duly organized, legally existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted. The Purchaser is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Purchaser.

               (b) The Parent. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted. The Parent is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Parent.

          4.2  Due Authorization.

               (a) General Transaction. The execution, delivery performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Purchaser and the Parent pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and the Parent. This Agreement and the documents, instruments and agreements to be executed and/or delivered by the Purchaser and/or the Parent pursuant to this Agreement have been, or will be on or before the Closing Date, duly and validly authorized, executed and delivered by each of the Purchaser and the Parent and the respective obligations of the Purchaser and the Parent hereunder and thereunder are or will be valid, legally binding and enforceable against the Purchaser and the Parent in accordance with their respective terms.

               (b) Reservation of Shares. The Shares to be issued pursuant to this Agreement have been duly reserved and authorized for issuance, and such Shares shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of the Principals, issued in compliance with applicable federal and state securities laws.

          4.3  No Breach.

               (a) The Purchaser. The Purchaser has full power and authority, corporate and otherwise, to perform its obligations under this Agreement and the documents, instruments and agreements to be executed by the Purchaser pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of the Purchaser, (ii) violate any Applicable Laws or Injunction applicable to the Purchaser, (iii) other than (A) the filing required by HSR, and
          (B) applicable requirements of the Securities Act, the Exchange Act and state securities "blue sky" laws, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental Body), lease or other Contract to which the Purchaser is a party, or by which it or any of its assets or properties.

               (b) The Parent. The Parent has full power and authority, corporate and otherwise, to purchase the Assets being purchased hereunder and to otherwise perform its obligations under this Agreement and the documents, instruments and agreements to be executed by the Parent pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed by the Parent pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of the Parent, (ii) violate any Applicable Laws or Injunction applicable to the Parent, (iii) other than (A) the filing required by HSR, and (B) applicable requirements of the Securities Act, the Exchange Act and state securities "blue sky" laws, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental Body), lease or other Contract to which the Parent is a party, or by which it or any of its assets or properties.

          4.4 Brokers. Other than Credit Suisse First Boston, neither the Purchaser nor the Parent has employed or engaged any broker, finder, agent, investment banker or Third Party nor have either of them otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the transactions contemplated hereby.

          4.5 Articles of Incorporation and Bylaws. The Parent has previously delivered to the Company a true, complete and correct copy of the Articles of Incorporation, the Bylaws or equivalent organizational documents, each as amended to date, of the Parent. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. The Parent is not in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.

          4.6 Capitalization. The authorized capital stock of the Parent consists of 100,000,000 shares of the Parent's Common Stock and 30,000 shares of preferred stock, $.01 par value per share. As of April 28, 2001, (i) 67,489,466 shares of the Parent's Common Stock were issued and outstanding, and (ii) no shares of preferred stock were outstanding. As of April 28, 2001, 4,050,000 shares of the Parent's Common Stock were reserved for issuance under the Parent's 1992 Stock Option Plan, 675,000 shares of the Parent's Common Stock were reserved for issuance under Parent's 1992 Director Stock Option Plan, 1,375,000 shares of the Parent's Common Stock were reserved for issuance under the Parent's Employee Stock Purchase Plan, and 3,000,000 shares of the Parent's Common Stock were reserved for issuance under the Parent's Capital Accumulation Plan.

     4.7 SEC Reports. The Parent has filed all forms, reports and documents required to be filed by it with the SEC since April 29, 1995 and has heretofore made available to the Company, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended April 29, 2000, and (ii) all other forms, reports, registration statements and other documents filed by the Parent with the SEC since April 29, 1995 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "Parent SEC Reports"). The Parent SEC Reports and any other forms, reports and other documents filed by the Parent with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading. Except as set forth in the Parent SEC Reports, since April 29, 2000 there has not been any Material Adverse Change in the Business, results of operations, condition (financial or otherwise), properties, Assets, Liabilities or obligations of the Parent that would be required to be disclosed in Financial Statements prepared in accordance with GAAP.

     4.8 Parent Stockholders' Consent. No consent or approval of the stockholders of the Parent is required (i) to enter into this Agreement and the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby, or (ii) to issue the Shares.

                                   ARTICLE 5

                   PERFORMANCE AND COVENANTS PENDING CLOSING

     The Company, the Shareholder and the Principals covenant and agree that from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with Article 12 hereof:

     5.1 Access to Information. At the request of the Purchaser, the Company shall, from time to time, give or cause to be given to the Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to the Company, reasonable access during normal business hours, without undue disruption to the Company's Business, to the properties and assets and all of the books, minute books, title papers, records, files, Contracts, insurance policies, environmental records and reports, licenses and documents of every character of the Company relating to the Business, and the Company shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Company and/or the Company's properties or assets as any of them may reasonably request. Subject to the prior consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, the Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority to interview, as reasonably necessary and without undue disruption to the Company's Business, all employees, customers, vendors, suppliers and other parties having relationships with the Company, and the Company shall make such introductions as may be requested; provided, however, that access to customers shall, if at all, be done in a commercially reasonably manner consistent with the best interests of the Company and shall be subject to the prior consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, the Purchaser may, subject to the conditions stated above, at its sole cost and expense, at any time prior to the Closing Date, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Company's properties and assets as it deems necessary or advisable, and the Company will provide reasonable cooperation to such Persons in such investigations.

     5.2 Conduct of Business. The Company shall carry on the Business diligently, only in the Ordinary Course of Business and substantially in the same manner as heretofore conducted and will keep and maintain the Company's properties and assets in good and safe repair and condition consistent with past practices. Except for the filings described on Schedule 5.2 or except as contemplated by Section 5.16, the Company shall not make any regulatory filings with any Governmental Body, except in the Ordinary Course of Business or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned).

     5.3 Encumbrances. The Shareholder shall not, directly or indirectly, perform or fail to perform any act which would, with substantial certainty, in the creation or imposition of any Encumbrance on any of the properties or assets of the Company or otherwise adversely affect the marketability of the Company's title to any of its properties or assets, outside of the Ordinary Course of Business.

     5.4 Pay Increases. Except for normal increases in the Ordinary Course of Business, and the transactions specifically contemplated by this Agreement, the Shareholder shall not permit the Company, and the Company shall not, without the prior written consent of the Purchaser, grant any increase in the salaries or rate of pay to any employees of the Company, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement or Benefit Plan for the benefit of any of the employees of the Company.

     5.5 Restrictions on New Contracts. Except with the prior written consent of the Purchaser, or as specifically contemplated by this Agreement, which consent shall not be unreasonably withheld, the Shareholder shall not permit the Company to, and the Company shall not, enter into any Contract, incur any Liability, assume, guarantee or otherwise become liable or responsible for any Liability of any other Person, make any loans, advances or capital contributions to any other Person (except for extensions of credit to its customers in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business and consistent with the Company's normal business practices. Without limiting the foregoing, for the purposes of this Agreement, any Contract involving the sum of $20,000 or more shall be deemed to be outside the Ordinary Course of Business.

     5.6 Preservation of Business. The Shareholder and the Company shall use reasonable efforts to preserve the Company's Business and its business organization intact, to keep available to the Purchaser the present employees of the Company and to preserve for the

Purchaser the present goodwill and relationship of the Company with its vendors, suppliers, customers and others having business relationships with the Company.

     5.7 Payment and Performance of Obligations. The Company shall, and the Shareholder will cause the Company to, timely pay and discharge all invoices, bills and other monetary Liabilities.

     5.8 Restrictions on Sale of Assets. The Shareholder shall not permit the Company to, and the Company shall not, sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Assets, except (i) for the sale of inventory in the Ordinary Course of Business and at regular prices, and
(ii) as otherwise specifically contemplated by this Agreement.

     5.9 Prompt Notice. The Shareholder shall promptly notify the Purchaser in writing upon becoming aware of any of the following: (i) any claim, demand or other Proceeding that may be brought, Threatened or commenced against the Company, its officers or directors, (ii) any changes in the accuracy of the representations and warranties made by either the Company or the Shareholder in this Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of the transactions contemplated hereby, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     5.10 Consents. As soon as reasonably practicable, the Company will use commercially reasonable efforts to obtain or cause to be obtained all of the consents and approvals of all Persons necessary for the parties hereto to consummate the transactions contemplated hereby, including with respect to the consents and approvals listed on Schedule 3.4 hereto. After the Closing the provisions of Section 11.12 of this Agreement shall apply.

     5.11 Copies of Documents. The Company agrees that as soon as reasonably possible following the execution hereof, it shall furnish or make available to the Purchaser a true, complete and accurate copy of each Operating Contract and any additional Contract listed on Schedule 3.22 hereto.

     5.12 No Solicitation of Other Offers. The Shareholder and the Company will not, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Company to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any Contract with, any Person or group (other than the Purchaser and its Affiliates, agents and representatives), in connection with any Acquisition Proposal. In addition, the Shareholder and the Company will not, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than the Purchaser). In addition, the Shareholder and the Company will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

       5.13 Accounts Receivable and Payable. The Company shall not, and the Shareholder shall not cause the Company to, accelerate the collection of its accounts receivable or delay the payments of its accounts payable or other Liabilities, in each case arising out of the operation of the Business in a manner which would be inconsistent with past practice.

     5.14 Inventory. The Company shall, and the Shareholder shall cause the Company to, maintain the levels of inventory, materials and supplies used in the Business consistent with past practice.

     5.15   Insurance.

            (a) The Company shall, and the Shareholder shall cause the Company to, maintain in full force and effect all insurance coverages for the Company's properties and assets substantially comparable to coverages existing on the date hereof.

            (b) Upon, or immediately following the Closing, the Company shall use best reasonable commercial efforts to name the Purchaser and the Parent as additional insureds on each and all policies of insurance owned by the Company (excluding life insurance policies).

     5.16 Filing Reports and Making Payments. The Company shall, and the Shareholder shall cause the Company to, timely file all required reports and notices with each and every applicable Governmental Body and timely make all payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

     5.17 Capital Expenditures. The Company shall not, and the Shareholder shall not permit the Company to, make any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate without the Purchaser's prior written consent, which consent shall not be unreasonably withheld.

     5.18 Company Name Change. On or before the Closing, the Shareholder shall cause the Company to, and the Company shall, change its corporate name such that neither the name "Webster" nor the term "veterinary" appears in and is not otherwise used in the new corporate name of the Company. The Company shall deliver evidence of such name change and the corporate action taken by the Company and/or the Shareholder to the Purchaser at the Closing, and the Company shall also provide to the Purchaser the filing and receipt documents issued to the Company by the Secretary of State of the Commonwealth of Massachusetts in connection with such name change. In addition to the foregoing, the Company shall promptly provide at the Purchaser's request any and all consents and other instruments and documents which allow the use of the Company name, or any derivative thereof, in all jurisdictions where the Company is registered and/or licensed to do business in order to facilitate the Purchaser's filings in such jurisdiction for the purpose of conducting the Business therein.

          5.19 Litigation. From the date hereof and through the Closing Date, the Company will notify the Purchaser in writing of any actions or Proceedings of the type required to be described in Section 3.7 of this Agreement, that, from the time hereof, are, to the Company's Knowledge, Threatened or commenced against the Company or the Shareholder or against any trustee, officer, director or employee of the Company or the Shareholder relating to the Business or the Company.

          5.20 Notification of Inaccuracy. The Company and the Shareholder each agree to promptly notify the Purchaser in writing of any material inaccuracy made by either the Company and/or the Shareholder in this Agreement of which either the Company or the Shareholder become aware prior to the Closing Date and which could result in a Material Adverse Effect with respect to the Company. The Purchaser agrees to promptly notify the Company in writing of any material inaccuracy made by the Purchaser or the Parent in this Agreement of which the Purchaser or the Parent become aware prior to the Closing Date and which could result in a Material Adverse Effect with respect to the Purchaser or the Parent. The foregoing shall not limit the ability of the Company or the Purchaser to Supplement the Schedules.

          5.21 Lien Search. Within seven (7) days prior to the Closing Date, the Company shall deliver an Encumbrance search report to the Purchaser which discloses any and all UCC-1 filings, tax liens, and litigation filed with respect to the Company in all state and county jurisdictions in which the Company has a business location.

          5.22 Payment of Affiliate Liabilities. Prior to the Closing, the Company shall remit to the Shareholder, any Related Persons and any Affiliates, the amount of any indebtedness of the Company to the Shareholder and any such Related Persons and Affiliates; provided, however, no such payment once made shall reasonably be anticipated to reduce the Company's Net Current Assets below $22,000,000.

          5.23 Environmental Site Assessment. Subject to the terms of the existing Leases, and consent of Third Party landlords, as applicable, the Company shall permit the Purchaser or any reasonably qualified environmental consultant designated by the Purchaser (the "Environmental Consultant") to conduct a Phase I environmental site assessment, and, if reasonably determined by the Purchaser to be necessary based on the Environmental Consultant's recommendation, a Phase II environmental site assessment (collectively, the "Site Assessment") of the Real Estate prior to Closing. Beginning immediately after the execution hereof and subject to the terms of the existing leases and consents of the applicable Third Party landlords, if applicable, the Environmental Consultant shall have reasonable access to the Real Estate during normal business hours, upon reasonable notice; provided, however, that neither the Purchaser nor the Environmental Consultant shall unreasonably interfere with the normal business operations of the Company. The Purchaser shall pay all fees and expenses of the Environmental Consultant. The Purchaser shall indemnify and hold the Company harmless from, against and in respect of any and all property damage caused by the Environmental Consultant.

          5.24 Shareholder Approval. The Shareholder shall vote affirmatively for the approval of this Agreement and the transactions contemplated hereby.

       5.25 S Corporation Distributions. Notwithstanding any provision to the contrary set forth in this Agreement, the Company shall be authorized to make dividend distributions to its Shareholder during the period from execution of this Agreement to and on the Closing Date to a maximum amount not to exceed the lesser of (i) taxed and to be taxed undistributed flow-through income of the Company which is available to the Shareholder without decreasing the Shareholder's basis in the shares held in the Company under the Code, or (ii) the amount, when aggregated with all other payments and distributions to the Shareholder, executives or other employees of the Company which will not, once made, be reasonably anticipated to reduce the Company's Net Current Assets below $22,000,000.

       5.26 Phantom Stock Plan and Stock Unit Agreements; Non-Competition and Restrictive Covenant Agreements.

              (a) Phantom Stock Plan and Stock Unit Agreements. The Stock Unit Agreements (granted under the Phantom Stock Plan) between the Company and
     (i) Douglas Simmons (a/k/a John D. Simmons), and (ii) James Herring (a/k/a James S. Herring) shall be valued as of the Closing Date in accordance with the terms of the Phantom Stock Plan and the respective Stock Unit Agreements (the "Phantom Stock Value"). Prior to the Closing, the Company and each of Douglas Simmons and James Herring shall enter into termination agreements (the "Termination Agreements") which will terminate their respective Stock Unit Agreements and, thereafter, all rights to compensation under their respective Stock Unit Agreements, if any, shall be determined solely pursuant to such Termination Agreements. The terms of the Termination Agreements with Messrs. Simmons and Herring shall be reasonably acceptable to the Purchaser. The Paid Phantom Stock Value shall be a reduction of the Purchase Price payable to the Company.

              (b) Non-Competition and Restrictive Covenant Agreements. In connection with the Company's termination of the Stock Unit Agreements with Messrs. Simmons and Herring, Messrs. Simmons and Herring shall each enter into a Non-Competition and Restrictive Covenant Agreement in the form of Exhibit H hereto.

       5.27 Related Persons Leased Real Estate Leases. At and upon the Closing, the Purchaser shall enter into Leased Real Estate leases with the respective Related Person lessors, JAW Realty Trust u/d/t dated June 11, 1985, Taft Park Realty Trust, J. A. Webster Pennsylvania, Inc., John A. Webster as Trustee of the 4128 Barringer Drive Realty Trust u/d of trust dated June 1, 1988 and JAW Florida, Inc. in the form of Exhibit I hereto (the "Related Persons Leased Real Estate Leases"). Concurrently upon the execution of the Related Persons Leased Real Estate Leases, the Company shall enter into termination agreements acceptable to the Purchaser with each of the Related Person lessors described herein for the Leased Real Estate leased by the Company with and from such Related Persons. The obligations of the Purchaser under each such Related Persons Leased Real Estate Lease shall be guaranteed by the Parent.

       5.28 Landlord/Lessor Estoppel Certificates. In addition to the consents required under Section 5.10, promptly on and after the date hereof, the Company and the Shareholder shall make best reasonable commercial efforts to obtain landlord/lessor estoppel certificates from each of the landlords/lessors of the Leased Real Estate who are not Related Persons, set forth and disclosed in Schedule 3.17. Such estoppel certificates shall include (i) the parties to the Leased Real Estate lease, (ii) the dates of commencement and termination of the Leased Real Estate lease, (iii) description of any extension, option or expansion terms, (iv) date of last payment under the Leased Real Estate lease and confirmation that all such payments under such lease have been paid in full to the date of the estoppel certificate, (v) confirmation that no additional rents, costs, charges or assessments are accruing and/or due under such lease, and (vi) a statement by the landlord/lessor that there are no breaches, defaults or other occurrences or events by either party under such lease as of the date of the estoppel certificate.

       5.29   Cooperation with Respect to Permits, Licenses and Regulatory
Matters.

              (a) Permits. The Company shall at its sole cost and expense promptly perform such lawful acts and execute and deliver to the Purchaser such documents as the Purchaser may reasonably request to obtain the full benefits of the transfer of ownership of the Assets, and the Company shall cooperate with the Purchaser to obtain for the Purchaser all transferable and nontransferable Permits issued by a Governmental Body necessary or appropriate to continue the operation of the Business by the Purchaser in the Ordinary Course of Business (as conducted by the Company) from and after the Closing Date. To the extent allowed by Applicable Law, the Company hereby licenses to the Purchaser and agrees to the use of by the Purchaser, for no additional consideration, all Permits between the Closing Date and the completion of any required transfer process.

              (b) Regulatory Matters. Upon execution of this Agreement, the Purchaser and the Company shall promptly proceed to file or transmit, as applicable, or assist in the Purchaser's filing or transmittal, as applicable, of all applications, consent requests and associated documentary material required by or necessary to obtain all approvals of any Governmental Body necessary to complete or satisfy the conditions to Closing with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 6

            MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

       Unless waived in writing by the parties, each and every obligation of the Purchaser and the Parent, on the one hand, and the Company, the Shareholder and the Principals, on the other hand, to be performed at or upon the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

       6.1 Proceedings. There being no (i) Proceedings which have been brought, asserted, commenced or Threatened against the Purchaser, the Parent, the Company, the Shareholder and/or the Principals by any Person involving or affecting in any way the Purchaser's, the Parent's, the Company's, the Shareholder's or the Principals' consummation of the transactions contemplated hereby, or (ii) Applicable Laws restraining or enjoining, or which may reasonably be expected to nullify or render ineffective, this Agreement or the consummation of the transactions contemplated hereby or which otherwise could reasonably be expected to have a Material Adverse Effect on the Assets or the Business.

       6.2 Consents and Approvals. The Purchaser and the Company shall have received evidence, in form and substance reasonably satisfactory to the respective counsel for the Purchaser and the Company, that all consents, waivers, releases, authorizations, approvals, licenses, certificates, Permits and franchises of all Persons (including each and every Governmental Body) set forth on Schedule 5.10(a) of this Agreement. All consents of a Governmental Body shall be by Final Order; provided, however, that if the Purchaser and the Company waive the condition of Governmental Body consent by Final Order, the parties shall consider the Governmental Body consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. "Final Order" means an action or decision of the Governmental Body as to which
(i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed,
(ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed,
(iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

       6.3 Antitrust Matters. All waiting periods under HSR have expired, no temporary restraining order, preliminary Injunction or permanent Injunction enjoining the consummation of the transactions contemplated herein has been entered by any court, no action seeking to enjoin the consummation of this transaction has been commenced by any Person, and neither the FTC, the DOJ nor any State Attorney General has Threatened to take any action to enjoin or challenge the transaction contemplated herein. The Purchaser and the Company shall make all filings and submit information requested or required under HSR with the FTC and the DOJ. Neither party hereto shall initiate any substantive discussion with the FTC or DOJ concerning the transactions contemplated by this Agreement without giving the other party reasonable prior notice of such discussion and a reasonable opportunity to participate therein. Each party shall promptly report to the other the fact and general nature of any substantive discussion initiated with it by the FTC or DOJ concerning the transactions contemplated by this Agreement.

       6.4 Shareholder Approval. The Shareholder shall have approved this Agreement and the transactions contemplated hereby in accordance with Massachusetts Applicable Law.

                                   ARTICLE 7

ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S AND THE PARENT'S OBLIGATIONS

       Unless waived by the Purchaser in writing, each and every obligation of the Purchaser and the Parent to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

       7.1 Accuracy of Representations and Warranties. The representations and warranties (as modified by the Schedules and any Supplement(s) which has not been objected to by the Purchaser) made by each of the Company and the Shareholder in this Agreement and in the Ancillary Documents, shall be true and correct in all material respects at and as of the

Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

       7.2 Compliance with Covenants and Agreements. The Shareholder and the Company shall have performed and complied in all material respects with all of the covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 2.6(b) hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for the Purchaser.

       7.3 No Material Adverse Change. As of the Closing Date, nothing shall have occurred which, in the reasonable judgment of the Purchaser could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

       7.4 Approval by Counsel. All actions, Proceedings, instruments and documents required of the Company to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

       7.5 Legal Opinion. The Purchaser and the Parent shall have received an opinion from the counsel for the Shareholder and the Company, dated as of the Closing Date, in form and substance satisfactory to the Purchaser and the Parent in the Purchaser's and the Parent's reasonable commercial discretion.

       7.6  [THIS SECTION INTENTIONALLY NOT USED]

       7.7 Corporate Action. The Purchaser shall have received (a) a certificate of the Clerk of the Company as to the incumbency and signatures of the officers and directors, and (b) a legal existence certificate of existence from (i) the State of Massachusetts for the Shareholder and the Company, and
(ii) with respect to the Company, foreign qualification good standing certificates from each jurisdiction set forth on Schedule 3.1.

       7.8  Employees. No employee of the Company who is set forth on Schedule
7.8 hereto shall have ceased to be employed by the Company or expressed an intention to terminate his or her employment with the Company.

       7.9 Non-Competition Agreements. Each of the shareholders of the Shareholder and the employees of the Company who are set forth on Schedule 7.9 shall have executed and delivered non-competition and restrictive covenant agreements in the form of Exhibit J hereto.

       7.10 Schedule of Paid Transactional Expenses. The Company shall have delivered to the Purchaser an itemized schedule of the Company which sets forth the aggregate amount of Transactional Expenses paid by the Company through the Closing Date (the "Paid Transactional Expenses") as Schedule 7.10 to this Agreement.

       7.11 Schedule of Paid Phantom Stock Value. The Company shall have delivered to the Purchaser an itemized schedule of the Company which sets forth the aggregate amount of Phantom Stock Value paid by the Company through the Closing Date (the "Paid Phantom Stock Value") as Schedule 7.11 to this Agreement.

       7.12 Securities Laws. The Parent shall have made all necessary filings under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall have received all authorizations necessary to issue shares of the Parent's Common Stock pursuant to this Agreement and the Closing of the transactions contemplated hereby. The Parent shall have reasonably concluded in good faith that the proposed offer and sale of the Parent's Common Stock in the transactions contemplated by this Agreement shall qualify as a private offering exempt from registration under Regulation D promulgated under the Securities Act.

                                   ARTICLE 8

               ADDITIONAL CONDITIONS PRECEDENT TO THE COMPANY'S,
               THE SHAREHOLDER'S AND THE PRINCIPALS' OBLIGATIONS

       Unless waived by the Company in writing, each and every obligation of the Company, the Shareholder and the Principals to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

       8.1 Accuracy of Representations and Warranties. The representations and warranties (as modified by the Schedules and any Supplement(s) which have not been objected to by the Company) made by the Purchaser and the Parent in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser or the Parent pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

       8.2 Compliance with Covenants and Agreements. The Purchaser and the Parent shall have performed and complied in all material respects with all of their respective covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 2.6(c) hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for the Shareholder.

       8.3 Approval by Counsel. All actions, Proceedings, instruments and documents required of the Purchaser or the Parent to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Shareholder, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

       8.4 Legal Opinion. The Company shall have received an opinion from the counsel for the Purchaser and the Parent, dated as of the Closing Date, in form and substance satisfactory to the Company in the Company's reasonable commercial discretion.

       8.5 Delivery of Receipt for Purchase Price and the Shares. The Purchaser shall have delivered to the Company, against receipt of the executed Bill of Sale, Assignment and Assumption Agreement and the other documents and instruments to be delivered by the Purchaser pursuant to this Agreement for the Assets, the Purchase Price to be paid on the Closing Date determined in accordance with Section 2.3 and the Parent shall have delivered the Shares.

                                   ARTICLE 9

                                INDEMNIFICATION

       9.1 Indemnification by the Company, the Shareholder and the Principals. The Company, the Shareholder and each Principal (individually) hereby jointly and severally covenants and agrees to indemnify and hold the Purchaser and the Parent, and their respective officers, directors, employees, Affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns (the "Purchaser Indemnified Parties"), harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), Liabilities, damages (excluding incidental, consequential or punitive damages), fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (individually, a "Loss" and collectively, "Losses") that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each of the following; provided, however, that the Purchaser Indemnified Parties shall not be entitled to indemnification for any Losses arising out of breaches or the falsity of representations and warranties made by the Company, the Shareholder or the Principals if the Purchaser or the Parent had Knowledge of such breaches or falsity prior to the Closing:

            (a) the breach or falsity of any representation or warranty made by the Company, the Shareholder or the Principals in this Agreement (as amended by any Supplement properly provided and not objected to pursuant to Section 13.21 hereof), including the Ancillary Documents to be executed and/or delivered by the Company, the Shareholder or the Principals pursuant hereto and thereto; or

            (b) the breach of any covenant or agreement made by the Company, the Shareholder or the Principals in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Company, the Shareholder or the Principals; or

            (c)  any and all Excluded Liabilities; or

            (d) any claim by any shareholder of the Shareholder or any Related Persons of the Company or the Principals in its, his or her capacity as such, except with respect to a party's rights under this Agreement or any Ancillary Document.

         Provided, however, that the Company, the Shareholder and the Principals shall not be required to provide such indemnification for a Loss or Losses resulting from (x) a breach or falsity of any representation and warranty in this Agreement or any Ancillary Document, or (y) the breach of a covenant of this Agreement or any Ancillary Document, or (z) an Excluded Liability, unless and until the Purchaser Indemnified Parties shall have sustained aggregate Losses as a result of one or more such breaches or falsities of Three Hundred Thousand Dollars ($300,000) (the "Basket Amount") (and then only for claims which in the aggregate, when combined with all other claims for Losses result in Losses which exceed the Basket Amount), except that the Basket Amount shall not apply to any Loss or Losses arising from, in connection with or incident to (i) Transactional Expenses and any amounts paid or incurred in connection with obtaining DEA Permits, (ii) income Tax Liabilities of the Company, the Shareholder or the Principals, (iii) claims by any shareholder of the Shareholder or any Related Persons of the Company or the Principals, (iv) the Phantom Stock Plan, the Stock Unit Agreements or the Termination Agreements, (v) any Taxes, fees or penalties as described in Section 11.10(a) of this Agreement, and (vi) any Liability arising from, incident to or in connection with an Excluded Asset.

         Notwithstanding the foregoing, any Loss or aggregate Losses to be the Principals to the Purchaser, the Parent or their Affiliates under this Agreement shall not exceed $30 million. Any claim of indemnification by the Purchaser or the Parent from, in connection with or incident to any Loss or Losses related to a Registration Statement shall be governed by Section 10.4(b) of this Agreement.

         9.2 Indemnification by the Purchaser and the Parent. The Purchaser and the Parent jointly and severally covenant and agree to defend, indemnify and hold the Company, the Shareholder and the Principals (individually and collectively), and their respective officers, trustees, beneficiaries, heirs, personal representatives, successors and assigns (the "Company Indemnified Parties"), harmless from, against and in respect of any and all Losses that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each or all of the following:

             (a) the breach or falsity of any representation or warranty made by the Purchaser or the Parent in this Agreement (as amended by any Supplement properly provided and not objected to pursuant to Section
         13.21 hereof), including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto and thereto; or

             (b) the breach of any covenant or agreement made by the Purchaser or the Parent in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser or the Parent pursuant hereto or thereto; or

             (c)   any Assumed Liabilities; or

             (d)   any and all damages caused by the Environmental Consultant.

       Any claim of indemnification by the Company, the Shareholder and the Principals arising from, in connection with or incident to any Loss or Losses related to a Registration Statement shall be governed by Section 10.4(a).

       9.3 Procedure for Indemnification. In the event any of the Purchaser Indemnified Parties or the Company Indemnified Parties intends to seek indemnification pursuant to the provisions of Sections 9.1 or 9.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party because of the indemnification provided for in Section 9.1 or 9.2 hereof, and, if such indemnity shall arise from the claim of a Third Party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a Third Party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

       If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding (subject to the remaining Basket Amount, if any, and indemnification limits set forth in this Agreement), except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full for Losses (subject to the remaining Basket Amount (which will be paid by the Purchaser or the Parent), if any, but which payment does not exceed the indemnification limits set forth in this Agreement), and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

         If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

         If the Indemnifying Party does not assume the defense of any such claim by a Third Party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining threshold loss amount provided for in Section 9.1 hereof, promptly reimburse the Indemnified Party for the amount of such settlement and for all reasonable costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1 hereof, promptly reimburse the Indemnified Party for the amount of any final nonappealable judgment rendered with respect to any claim by a Third Party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a Third Party.

         Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective Affiliates shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

         9.4 Dispute Resolution. In the event a dispute arises under this Agreement, except with respect to Sections 2.2(b) and 2.5 or equitable remedies pursued under this Agreement

(including Section 11.6), such disputes shall be resolved in the manner set forth in this Section 9.4.

          (a) If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this Section 9.4, the Purchaser and/or the Parent on the one hand and the Company and the Shareholder and the Principals on the other, may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in ten (10) days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the parties. If the parties cannot agree on a mediator within a period of ten (10) days after expiration of the ten (10) day period for resolution by discussion, then either party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the parties shall promptly communicate with respect to a procedure and schedule for the conduct of the Proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within thirty (30) days after appointment of the mediator.

          (b) All claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with Section 9.4(a) within thirty (30) days after appointment of mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section 9.4. Any arbitration must be held in Minneapolis, Minnesota by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by a party to the adverse party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction in Minnesota, or in any United States District Court having jurisdiction in Minnesota. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such Proceedings. The Company, the Shareholder, the Principals, the Purchaser and the Parent specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.

          (c) The Company, the Shareholder, the Principals, the Purchaser and the Parent agree and consent that any legal action, suit or Proceeding seeking to enforce this Section 9.4 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Company, the

     Shareholder, the Principals, the Purchaser and the Parent each agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and irrevocably consent and agree to the jurisdiction of said courts in any such suit, action or Proceeding. The Company, the Shareholder, the Principals, the Purchaser and the Parent further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding or arbitration demand, if given or made: (i) according to Applicable Law, (ii) according to the AAA Rules, (iii) by a Person over the age of eighteen who personally serves such notice or service of process on the Company, the Shareholder, the Principals, the Purchaser or the Parent, as the case may be, or (iv) by certified mail, return receipt requested, mailed to the Company, the Shareholder, the Principals, the Purchaser or the Parent, as the case may be, at their respective addresses set forth in this Agreement.

          (d) In the event of arbitration filed or instituted between or among the parties pursuant to this Section 9.4, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.

     9.5 Effect of Insurance. An Indemnified Party who has a right to make a claim under any policy of insurance with respect to an indemnified claim made by the Indemnified Party shall make such claim on a prompt and competent basis in the manner required by the insurance carrier. The Indemnified Party shall promptly and diligently pursue such claim and shall cooperate fully with the insurance carrier and the Indemnifying Party in the prosecution of the claim or claims. In the event an Indemnified Party receives insurance proceeds with respect to Losses for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all reasonable out-of-pocket costs incurred by the Indemnified Party in its pursuit of such insurance proceeds. If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the Losses theretofore paid to the Indemnified Party by the Indemnifying Party) less all reasonable out-of-pocket costs incurred by the Indemnified Party in obtaining such insurance proceeds. In either case, the Indemnifying Party shall compensate the Indemnified Party for all costs incurred by the Indemnified Party subsequent to either the reduction of any indemnification claim as provided above, or the delivery of any such insurance proceeds to the Indemnifying Party as provided above, as the case may be, as a result of any such insurance, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments (whether retroactive or prospective) and indemnification or surety obligations of the Indemnified Party to any insurer. A claim for such costs shall be made by an Indemnified Party by delivery of a written notice to the Indemnifying Party requesting compensation and specifying this Section 9.5 as the basis on which compensation for such costs is sought, and the Indemnifying Party shall pay such costs no later than thirty (30) days after receiving the written notice requesting such compensation. Notwithstanding the foregoing, except to the extent set forth in the first two sentences of this
Section 9.5, the Indemnified Party is not required to pursue a recovery from an insurer as a precondition to the Indemnifying Party's obligation to pay any indemnification claim as required by this Article 9, and the Indemnifying Party shall not be entitled to delay any payment beyond the respective payment dates for any indemnification claims referred to in this Article 9 for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein.

                                  ARTICLE 10

                        FEDERAL SECURITIES LAWS MATTERS

     10.1     Resale Registration.

              (a) Filing, Effectiveness. As soon as practicable but not later than the ninetieth (90/th/) day following the Closing of the transactions contemplated by this Agreement (the "Required Filing Date"), the Parent shall prepare and file with the Commission one "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) covering all of the Registrable Securities. The Parent shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective on or before the Target Effective Date and to keep such Shelf Registration Statement continuously effective for the Target Effective Period. Any Holder of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement at any time prior to the effective date of such Shelf Registration Statement, but the Parent shall be under no further obligation to register such Securities pursuant to this Section 10.1.

              (b) Supplements; Amendments. The Parent agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Parent for such Shelf Registration Statement or by the Securities Act, and the Parent agrees to furnish to the Holders, Holders' counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Parent may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed sixty (60) days, if the Holder has
     (i) been advised by outside legal counsel that such filing would require the disclosure of a material transaction or other matter and the Parent determines reasonably and in good faith that such disclosure would have a Material Adverse Effect on the Parent, and (ii) the Parent has delivered to Holder the Suspension Notice contemplated by Section 10.2(d). The disclosure to any Holder of any such material transaction, or of the existence thereof, pursuant to the preceding sentence, shall be held in confidence by Holder until the Parent or a Third Party not under the control of Holder has made a public disclosure thereof.

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

              (c) Effective Registration. A registration will not be deemed to have been effected unless the Registration Statement has been declared effective by the Commission; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, Injunction or other order or requirement of the Commission or any other Governmental Body, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

     10.2 Registration Procedures. In connection with the obligations of the Parent to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Parent shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

              (a) The Parent shall prepare and file with the Commission the Shelf Registration Statement or other similar form under the Securities Act which permits secondary sales of securities in a "shelf registration," and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided, however, that at least three (3) business days prior to filing a Shelf Registration Statement or Prospectus or any amendments or supplements thereto, the Parent shall furnish to the Holders of the Registrable Securities covered by such Shelf Registration Statement, Holders' counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review by Holders' counsel and the underwriters, if any;

              (b) The Parent shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective and shall timely file with the Commission all required filings under the Exchange Act as are necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Holder set forth in such Registration Statement or supplement to the Prospectus;

              (c) The Parent shall promptly furnish to Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by Holder;

              (d) The Parent shall promptly notify Holder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become

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     effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in, or additional disclosure to, such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), the Parent shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities following the effective date thereof, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Upon receipt of any notice by Holder from the Parent of the happening of any event of the kind described in Section 10.2(d) above (a "Suspension Notice"), Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 10.2(d) or until Holder is advised in writing by the Parent that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Parent, will, or will request any broker-dealer acting as Holder's agent to, deliver to the Parent (at the Parent's expense) all copies, other than permanent file copies then in Holder's or a broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which Holder receives a Suspension Notice to the date on which Holder receives either the advice or copies of the supplemented or amended Prospectus contemplated by Section 10.2(d) (the "Suspension Period") exceed sixty (60) days. All Suspension Notices shall be based upon the advice of the Parent's counsel and shall not be limited in number or duration so long as the Suspension Notice has as its basis and the Parent is following Commission regulations, rules, Injunctions or other Applicable Law, or the rules of any exchange.

          (e) Rule 144. The Parent covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or, if the Parent is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of the Registrable Securities under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to

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

     the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or similar provision or regulation hereafter adopted by the Commission.

              (f) Rule 144A. The Parent covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if the Parent is not required to file such reports, it will, upon the request of any Holder, make available other information so long as necessary to permit sales of the Registrable Securities pursuant to Rule 144A under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or (b) any successor rule or similar provision or regulation hereafter adopted by the Commission.

     10.3 Registration Expenses. The Parent shall bear all expenses incurred in connection with the registration of the Registrable Securities pursuant to
Section 10.1 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Parent and all registration and filing fees imposed by the Commission, any state securities commission or the NASDAQ Stock Market. Each Holder shall be responsible for any brokerage fees or commissions and Taxes of any kind (including, without limitation, transfer Taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Holder.

     10.4    Indemnification and Contribution.

             (a) Indemnification by the Parent. The Parent agrees to indemnify, defend and hold harmless, to the full extent permitted by law, each Holder from and against any Loss and all Losses to which Holder may become subject under the Securities Act or otherwise, insofar as such Loss or Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Parent shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Loss or Losses arise out of or are based upon any such untrue statement or omission based upon information relating to Holder furnished in writing to the Parent by Holder specifically for use therein; provided, however, that the Parent shall not be liable to Holder under this Section 10.4(a) to the extent that any such Loss or Losses were caused by the fact that Holder sold Registrable Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such

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sale, a copy of the Prospectus as then amended or supplemented if, but only if,
(i) the Parent has previously furnished copies of such amended or supplemented Prospectus to Holder, and (ii) such Loss or Losses were caused by any untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus; and provided further that the indemnity agreement contained in this Section 10.4(a) shall not apply to amounts paid in settlement of any Loss or Losses if such settlement is effected without the consent of the Parent, which consent shall not be unreasonably withheld.

     (b) Indemnification by the Holder. Holder agrees to indemnify and hold harmless the Parent, its stockholders, directors, officers and each Person, if any, who controls the Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Parent to Holder, but only with reference to information relating to Holder furnished in writing to the Parent by Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that Holder shall not be obligated to provide such indemnity to the extent that such Loss or Losses result from the failure of the Parent to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by Holder to the Parent expressly for such purpose; and provided further that the indemnity agreement contained in this Section 10.4(b) shall not apply to amounts paid in settlement of any such Loss or Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the Liability of Holder hereunder be greater in amount than the amount of the proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Contribution. To the extent that the indemnification provided for in Sections 10.4(a) or 10.4(b) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient in respect of any Loss or Losses, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss or Losses in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and Holder on the other hand in connection with the statements or omissions that resulted in such Loss or Losses, as well as any other relevant equitable considerations. The relative fault of the Parent on the one hand and of Holder on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Parent or by Holder and the parties' relative intent, Knowledge, access to information and opportunity to correct or prevent such statement or omission.

     If indemnification is available under Section 10.4(a) or 10.4(b), the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in such Sections without regard to the relative fault of said indemnifying party or Indemnified Party or any other equitable consideration provided for in this Section 10.4(c). The Parent and Holder agree that it would not be just or equitable if contribution pursuant to

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

     this Section 10.4(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The aggregate contribution Liability of each Holder under this Section 10.4(c) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

     10.5 Transfer of Registration Rights; Transfer of Shares. The registration rights of the Holder and any subsequent Holder under this Article 10 may be transferred to any transferee of Registrable Securities that acquires at least 50,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends and the like), provided that such transferee makes, and is able to make, the representations and warranties set forth in
Section 10.7, and agrees in writing to be bound by the terms of this Article 10. The Purchaser and the Parent each hereby acknowledge and consent to the transfer of the Shares by the Company to John A. Webster, III, Jeffrey H. Webster and Scott A. Webster in the manner described in Section 2.3 of this Agreement, subject to the provisions of Sections 10.6 and 10.7 hereof.

     10.6 Limitation on Resale. The Shares are offered and sold by the Parent pursuant to exemptions from registration under the Securities Act. Because the Shares are issued in a transaction not involving a public offering, such securities are "restricted securities" as that term is defined in Rule 144(a)(3). Further, each Holder covenants and agrees that the Shares may not be resold for a period of three (3) years following the Closing, and then only as permitted under the Securities Act and the applicable state securities laws pursuant to registration thereunder or an exemption therefrom. Notwithstanding the language herein or in the Parent's Policy Statement on Confidential Information and Securities Trading dated December 1, 1999, the foregoing restrictions shall not preclude the Holder from executing or entering into with Goldman, Sachs & Co. ("GSC") industry-standard "European-style" options ("Options") to hedge or collar the Shares and from pledging the Shares in connection therewith (a "Permitted Pledge"); provided that: (i) the Options shall not expire prior to the third anniversary of the Closing Date; and (ii) no Permitted Pledge shall permit the settlement of the Options or require a disposition of the pledged Shares prior to the third (3rd) anniversary of the Closing Date (except to the extent permitted by the proviso to the immediately following sentence). The Holder shall provide the Parent with duly-executed copies of any Options or other agreement evidencing a Permitted Pledge, which documentation shall provide that no disposition of the Shares so pledged may be made prior to such 3rd anniversary date; provided, however, that such documents may provide for a disposition prior to such 3rd anniversary of pledged Shares in certain events such as those that make it impossible or commercially impracticable for a major investment bank to continue to hedge its exposure under the Permitted Pledge or similar instrument, including an event which causes the Shares to cease to exist as a separate trading security of the Parent, such as an acquisition of the Parent. The Parent consents to the registration of the Shares in the name of GSC (or an Affiliate thereof) as nominee of the Holder, subject to the Parent's review of documentation between GSC and the Holder evidencing GSC's agreement (by letter to the Parent or otherwise) to honor the provisions of this Section.

     10.7 Representations and Warranties. As a material inducement to the Purchaser and the Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Holders each represent and warrant:

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

     (a) Holder is acquiring the shares of the Parent's Common Stock to be issued hereunder for Holder's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time.

     (b) No Holder is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), as amended, or required to register as such under the 1940 Act.

     (c) Each Holder (i) has carefully reviewed the information provided by the Parent, (ii) has requested and received such other information, as he has deemed relevant, regarding the Parent for purposes of evaluating his acquisition of the Parent's Common Stock to be issued hereunder, (iii) is aware of the risks associated with an investment in the Parent's Common Stock, and (iv) has not received any form of general solicitation or advertising in connection with his decision to acquire the Parent's Common Stock hereunder. No Holder has relied in any way on any information with respect to the Parent's Common Stock or the Parent generally other than the representations of the Parent contained herein or materials furnished by the Parent in writing in connection herewith.

     (d) Each Holder acknowledges and understands that (i) the Parent's Common Stock to be issued to Holder hereunder has not been registered under the Securities Act or any state securities laws, (ii) the Parent's Common Stock to be issued to Holder hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) subsequently registered under the Securities Act and applicable state securities laws or (y) there is delivered to the Parent an opinion of counsel satisfactory to the Parent that such registration is not required, and (iii) the Parent will place a restrictive legend on the certificate(s) representing the Parent's Common Stock to be issued to Holder hereunder, containing the following language:

     The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") and without registration under applicable state securities laws, in reliance upon exemptions contained in the Securities Act and such laws. No transfer of these shares or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Securities Act, such evidence as it shall request for compliance with that rule. Further, sale, transfer or other disposition of the Shares prior to July 10, 2004 is restricted under the terms and conditions of an Asset Purchase Agreement dated as of July 9, 2001, by and between, among others, the Corporation and the holder of the shares represented by this certificate. Copies of such agreements are available for inspection by parties having an interest therein at the executive offices of the Corporation.

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

            Upon written request, and subject to Section 10.6, the Parent agrees to issue to Holder a replacement stock certificate for the Parent's Common Stock without the foregoing references to the Securities Act in such legend upon the registration under the Securities Act of the shares of the Parent's Common Stock represented thereby, or upon the expiration of the restrictions imposed by Rule 144 of the Securities Act.

            (e) Each Holder represents that it, he or she is an "accredited investor" within the meaning of Commission Rule 501(c) under the Securities Act, and (i) is able to bear the economic risks of the acquisition of shares of the Parent's Common Stock hereunder and has adequate means of providing for current needs and possible contingencies, (ii) either alone or with his advisors has had the opportunity to ask questions and receive answers concerning the Parent and the terms and conditions of the acquisition of the Parent's Common Stock, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which the Purchaser possesses or can acquire without unreasonable effort or expense, and
     (iii) together with his advisors, if any, has such Knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this acquisition of the Parent's Common Stock, and of making an informed investment decision.

            (f) Each of the Shareholder and the Principals are Affiliates of the Company and, as such, (i) are subject to the resale restrictions with respect to the Shares pursuant to Rules 145(c) and 145(d) of the Securities Act, and (ii) resales of the Shares by any and all of them must and shall be in compliance with Sections 10.6 and 10.7 of this Agreement.

                               ARTICLE 11

                 PERFORMANCE FOLLOWING THE CLOSING DATE

     The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

     11.1 Further Acts and Assurances. The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser and the Company will afford to the other and their respective attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Company or the Business as may reasonably be required in connection with the preparation of financial information, the filing of Tax Returns and the operation of the Business, and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby.

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

     11.2 Non-Competition Agreement. During the period of thirty-six months (36) months from and after the Closing Date, each of the Company, the Shareholder and the Principals, on behalf of themselves, their Related Persons and their respective Controlled Person, covenant and agree that they will not, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the United States of America, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than three percent (3%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating or managing any business or entity that is engaged in a Competing Business with respect to the Purchaser (as successor in interest to the Business of the Company); provided, however, that nothing in this Section 11.2 shall prohibit such parties from continuing to own their present equity interests in Phoenix Pharmaceuticals and Phoenix Scientific; provided further, however, Jeffrey
H. Webster shall be permitted hereunder to continue to serve as a member of the Board of Directors of Phoenix Pharmaceuticals and Phoenix Scientific if, and only so long as, such companies (each evaluated individually) do not become competitive with the Business as conducted by the Purchaser or the Parent after the Closing Date, unless Jeffrey H. Webster is given written consent, which may be withheld for any reason, by either the Purchaser or the Parent to continue in such board service.

     11.3   Non-Solicitation Agreement. During the period of thirty-six
(36) months from and after the Closing Date, each of the Company, the Shareholder and the Principals, on behalf of themselves, their Related Persons and each of their Controlled Persons, covenant and agree that they will not, whether for their own account or for the account of any other Person, directly or indirectly interfere with the Purchaser's relationship with or endeavor to divert or entice away from the Purchaser any Person who or which at any time during the term of such Person's affiliation with the Company or the Purchaser is an employee, vendor, supplier or customer of the Purchaser. The foregoing shall not apply to employees, vendors, suppliers or customers who have not, at the time of any solicitation, had such a relationship for at least a period of six (6) months with either the Purchaser or the Company.

     11.4 Confidential Information. Each of the Company, the Shareholder and the Principals understands and agrees that the Business of the Company is based upon specialized work and that it has, along with its shareholders, Related Persons and/or Controlled Persons, received, had access to and/or contributed to Confidential Information. Except as may be necessary or desirable (i) for defense of a Loss or conducting or participating in a Proceeding in accordance with Sections 9.1, 9.3 or 9.4 hereof, (ii) in enforcing the Company's, the Shareholder's or the Principals' rights under this Agreement or any Ancillary Document, (iii) for the purpose of filing any report with any Governmental Body, (iv) in connection with advice sought from an attorney, accountant or similar professional, or (v) in connection with their continued individual employment by the Purchaser or employment by or position with the Parent, each of the Company, the Shareholder and the Principals agree that at all times from and after the Closing Date, they, and their trustees, officers, directors, shareholders, Related Persons and Controlled Persons, shall keep secret all such Confidential Information and that they will not directly or indirectly Use or Disclose the same to any Person without first obtaining the written

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

consent of the Purchaser, which consent may be withheld or given in the Purchaser's sole discretion. At any time the Purchaser may so request, the Company, the Shareholder and the Principals and their trustees, officers, directors, shareholders, Related Persons and Controlled Persons, shall turn over to the Purchaser all Confidential Information compiled by or delivered to such Persons, including copies thereof, in their possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Purchaser.

     11.5 Reasonableness of Covenants. The Company, the Shareholder and the Principals, on behalf of themselves, their trustees, officers, directors, shareholders, Related Persons and Controlled Persons, acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in Sections 11.2, 11.3 and 11.4 of this Agreement are both fair and reasonable and that the interests sought to be protected by the Purchaser are legitimate business interests entitled to be protected. The Company, the Shareholder and the Principals further acknowledge and agree that the Purchaser would not have purchased the Assets from the Company pursuant to this Agreement unless the Company, the Shareholder and the Principals each agreed to the covenants contained in such Sections.

     11.6 Injunctive Relief. The parties agree that the remedy of damages at law for the breach by any party of any of the covenants contained in Sections 10.1(a), 10.1(b), 10.2, 10.3, 10,6, 11.1, 11.2, 11.3
or 11.4 is an inadequate remedy. In recognition of the irreparable harm that a violation by (i) the Company, the Shareholder or the Principals and their trustees, officers, directors, shareholders, Related Persons or Affiliates, of any of the covenants, agreements or obligations arising under Sections 10.6, 11.1, 11.2, 11.3 or 11.4 would cause the Purchaser and the Parent, and (ii) the Purchaser and the Parent or their officers and directors of any of the covenants, agreements or obligations arising under Section 10.1(a), 10.1(b), 10.2, 10.3 or 11.1, would cause the Company, the Shareholder and the Principals, (x) the Company, the Shareholder and the Principals, and (y) the Purchaser and the Parent, each agree on behalf of themselves and their trustees, officers, directors, shareholders, Related Persons and Affiliates, that in addition to any other remedies or relief afforded by law, an Injunction against an actual or Threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, without the necessity of posting bond, it being the understanding of the parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

     11.7 Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

     11.8   Right of Offset/Recoupment and Escrow.

            (a) Right of Offset/Recoupment. The Purchaser shall have a right of offset and/or recoupment against any amount owed to the Company or its successors or assigns in the event any claim for a Loss or Losses is asserted by the Purchaser pursuant to the provisions of Article 9 hereof. The Purchaser acknowledges and agrees that no right of offset and/or recoupment with respect to (i) a breach or falsity of any representation or warranty under this Agreement or any Ancillary Document, (ii) the breach of a covenant of this Agreement or any Ancillary Document (subject to the exceptions set forth in Section 9.1 hereof), or (iii) an Excluded Liability (subject to the exceptions set forth in Section
     9.1 hereof), in each case where the foregoing are subject to the Basket Amount, may be made unless and until the Basket Amount set forth in Section 9.1 is fully utilized in accordance with its terms. Such offset/recoupment, if exercised by the Purchaser in the manner contemplated herein, shall be limited by the Purchaser's reasonably estimated amount of such Loss or Losses.

            (b) Escrow. In the event that the Purchaser determines that it has a right of offset or recoupment against the Company as described in paragraph (a) immediately above, the Purchaser shall (i) send notice to the Company that it intends to assert a right of offset and/or recoupment hereunder, and (ii) deposit the estimated amount of the Loss or Losses subject to offset and/or recoupment with the Escrow Agent established by the parties on the Closing Date or pursuant to a new escrow agreement established by the parties to serve the purposes of this Section 11.8. Any such payment timely made to the Escrow Agent or the escrow agent under the newly established escrow account shall constitute a payment against any amount due to the Company (or its successors and assigns), including any Earn-Out Payment, and shall be fully credited against the amount to be paid thereunder and no breach or default under the obligation under this Agreement (or any other instrument associated with the obligation) can and shall be asserted by the Company (or its successors and assigns), the Shareholder or the Principals. The escrow account shall be established with the Escrow Agent or the escrow agent under the newly established escrow account and governed by the terms of the Escrow Agreement or the new escrow agreement. The amounts deposited pursuant to this Section 11.8 shall be controlled by the Escrow Agent or the escrow agent under the newly established escrow account in accordance with the terms of the Escrow Agreement or the newly established escrow agreement and the determination of the Purchaser's claim for Loss or Losses shall be determined in accordance with
     Article 9 of this Agreement.

     11.9 Employee Retention. Except as provided in this Section 11.9, the Purchaser will offer employment to all employees set forth on Schedule
3.20 as at-will employees, at substantially the same salary as previously provided by the Company, and will employ such employees, provided that each such employee agrees to be so hired. It is understood that the employment of the employees of the Company that accept the Purchaser's offer of employment will not commence until immediately following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or an approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Purchaser immediately upon the termination of the short-term disability benefits or approved leave of absence, respectively; provided, that nothing herein shall require the Purchaser to employ any employee who does not report for work before or at the conclusion of an authorized short-term disability leave of absence or other authorized leave of absence, provided, further, that a leave of absence shall be considered to be "Authorized" if it is authorized by law or was authorized by the Company pursuant to the Company's disability leave of absence or other leave of absence policies. Any employee that falls within the immediately preceding sentence is so indicated on
Schedule 11.9.

         The Purchaser shall provide to the Company's employees the Benefit Plans and other employee benefits that are provided to the Parent's employees from time to time; provided, however, that the Purchaser may choose to continue any or all of the Company's Benefit Plans, including the Company's 401(k) plan, after the Closing in lieu of providing the Parent's Benefit Plans to the former employees of the Company.

         The Purchaser shall credit all former employees of the Company who become employees of the Purchaser, for the purpose of medical, dental, health and life insurance, the Parent's 401(k) plan, the Parent's Employee Stock Ownership Plan (for purposes of eligibility but not vesting) and paid time off with all of their prior service/employment time with the Company. Nothing in this Section 11.9 is intended to create, or shall create or confer, any rights or remedies upon any Person other than the Purchaser or the Company and their respective successors and assigns, nor shall this Section 11.9 create any right of employment for any employee of the Company.

         The Purchaser shall not treat any Company employee as a "new" employee for purposes of any exclusion under any health plan or dental plan of the Purchaser or any of its Affiliates for a pre-existing medical condition and shall make appropriate arrangements with its insurance carrier(s) to ensure such result.

         11.10  Certain Tax Matters.

                (a) Income and Transfer Taxes. All income, transfer, registration, sales and use, excise, franchise and similar Taxes and fees of any kind (including all penalties and interest) which arise from, in connection with or are imposed incident to the sale of the Assets or any other transaction that occurs pursuant to this Agreement shall be borne and timely paid (without penalty or distraint) solely by the Company.

                (b) Non-foreign Person Affidavit. The Company shall furnish to the Purchaser on or before the Closing Date a non-foreign Person affidavit as required by Section 1445 of the Code in the form attached hereto as Exhibit K.

                (c) Allocation of Purchase Price. Within thirty (30) days following the Closing Date, the Purchaser and the Company shall, in a reasonable manner after appropriate consultation, determine the fair market value of the Assets, and the Purchaser and the Company shall allocate in writing the Purchase Price among the Assets as required by
         Section 1060 of the Code and the Treasury Regulations thereunder in connection with the transactions contemplated by this Agreement. Such allocation and fair market values shall be set forth on Schedule 11.10(c) hereto. The Purchaser and the Company, as appropriate, shall file an Asset Acquisition Statement on Form 8594 (which conforms with the parties' allocation) with their federal income Tax Returns for the Tax year in which the Closing occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any Tax Return, claim, audit or similar Proceeding, any allocation of the Purchase Price which contradicts the allocation and fair market values determined by the parties hereunder.

               (d) Post-Closing Access and Cooperation. From and after the Closing Date, the Purchaser agrees to permit the Company to have reasonable access, during normal business hours, to the Company's books and records, to the extent that such books and records relate to a pre-Closing period, and personnel, for the purpose of enabling the Shareholder to: (i) prepare Tax Returns of the Company, (ii) investigate or contest any Tax matter, and (iii) evaluate any claim for indemnification made by the Purchaser or the Parent.

         11.11 Withdrawal from States as Foreign Corporation. Promptly following the Purchaser's written notification to the Company of the Purchaser's receipt of all Permits necessary to own and operate the Business, the Company may withdraw as a corporation from states in which it is presently qualified.

         11.12 Consents. After the Closing Date, the Company and the Purchaser will cooperate and will each use commercially reasonable efforts to obtain any consents listed on Schedule 5.10(a) and Schedule 5.10(b) that are not obtained prior to the Closing Date. Anything to the contrary notwithstanding, this Agreement shall not operate to assign any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a Third Party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of the Company or the Purchaser thereunder. In the event that a consent required to assign any Contract or Permit is not obtained on or prior to the Closing Date, then, subject always to the terms of the applicable Contract or Permit and to the extent permitted by Applicable Law, the parties will use commercially reasonable efforts to (i) provide to the Purchaser the benefits of the applicable Contract to the extent related to the Business, (ii) relieve the Company to the extent possible, of the performance obligations of the applicable Contracts and Permits, (iii) cooperate in any reasonable and lawful arrangement designed to provide the benefits to the Purchaser, including entering into subcontracts for performance, and (iv) enforce at the request of the Purchaser and for the account of the Purchaser any rights of the Company arising from any such Contract or Permit (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).

         11.13 Parent Guaranty. The Parent shall guarantee the due performance and payment by the Purchaser of all of its obligations arising under this Agreement and any Ancillary Document in the form of the guaranty attached hereto as Exhibit L.

         11.14 Corporate Existence. The Company shall remain in existence and good standing in Massachusetts and in all states in which the Company has sites for the period during which any of the Purchaser's DEA Permit applications are pending and not yet issued and effective for the operation of the Business with respect to controlled substances regulated and licensed pursuant to such Permits.

                                  ARTICLE 12

                                  TERMINATION

         12.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

                 (a)   by mutual written consent of all parties hereto;

                 (b) by the Purchaser or the Company if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date;

                 (c)   by the Purchaser if any of the conditions provided for in
         Article 7 of this Agreement have not been met (other than through the failure of the Purchaser or the Parent to comply with their obligations under this Agreement) and have not been waived or deemed waived in accordance with the provisions of this Agreement in writing by the Purchaser on or before the Closing Date;

                 (d)   by the Company if any of the conditions provided for in
         Article 8 of this Agreement have not been met (other than through the failure of the Company, the Shareholder or the Principals to comply with their obligations under this Agreement) and have not been waived in writing by the Company on or before the Closing Date;

                 (e) by either the Purchaser or the Company if the Closing shall not have occurred on or before September 30, 2001; and

                 (f)   by a party who objects to a Supplement pursuant to
         Section 13.21.

In the event of termination or abandonment by any party as provided in this
Section 12.1, written notice shall forthwith be given to the other party and, except as otherwise provided herein, each party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and no party shall have any Liability to any other party hereunder except such Liability as may arise as a result of a breach hereof.

         12.2 Return of Documents and Nondisclosure. If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other party, and all copies thereof, and each party hereby covenants that it will not Use or Disclose to any Person any Confidential Information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to comply with the requirements of any Governmental Body or Final Order or to assert its rights hereunder.

                                  ARTICLE 13

                                 MISCELLANEOUS

     13.1 Survival of Representations and Warranties, Covenants and Agreements. Each of the representations and warranties of the parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents for a period of eighteen (18) months after the Closing, after which no claim for indemnification for any misrepresentation, or for the breach or falsity of any representation or warranty under this Agreement or any Ancillary Document, may be brought, and no action with respect thereto may be commenced, and no party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the misrepresentation or a breach of representation or warranty claimed on or before the expiration of such period, (ii) the claim relates to a breach of any representations or warranties contained in Sections 3.10 or 3.25, in which case the right to indemnification shall survive until the expiration of the applicable statute of limitations, or
(iii) the claim relates to any representation or warranty in Sections 3.5 or 10.7, in which case the representation or warranty shall indefinitely survive the Closing. The covenants and agreements arising from, incident to or in connection with this Agreement shall survive the Closing indefinitely, until such covenants and agreements are fully satisfied and require no performance or forbearance, or the rights of a party hereto expire on a specific date by the terms hereof; provided, however, the survival period during which the Purchaser and/or the Parent may make claims under this Agreement for a Loss or Losses resulting from Excluded Liabilities shall be (x) eighteen (18) months after the Closing with respect to the Excluded Liabilities described in Sections 2.1(b)(ii)(H), 2.1(b)(ii)(I), 2.1(b)(ii)(J), and 2.1(b)(ii)(L), and (y) the
expiration of the applicable statute of limitations period for the Excluded Liabilities described in Sections 2.1(b)(ii)(C), 2.1(b)(ii)(D), 2.1(b)(ii)(E) and 2.1(b)(ii)(K).

     13.2 Preservation of and Access to Records. The Purchaser shall preserve all books and records of the Company transferred as part of the Assets for a period of six (6) years after the Closing Date; provided, however, the Purchaser may destroy any part or parts of such records upon obtaining written consent of the Company for such destruction, which consent shall not be unreasonably withheld, delayed or conditioned. Such records shall be made available to the Company and its representatives at all reasonable times during normal business hours of the Purchaser during said six-year period with the right at its expense to make abstracts from and copies thereof.

     13.3 Cooperation. The parties hereto shall cooperate with each other in all respects, including using commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the transactions contemplated hereby will be consummated.

     13.4 Public Announcements. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both the Purchaser and the Company prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws. Subsequent to the date of receipt of all consents and approvals of each Governmental Body necessary to consummate this transaction, the Parent may make such announcements and/or advertisements as the Parent, in its sole discretion, deems necessary.

     13.5 Notices. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

     If to Purchaser:         Patterson Dental Company
       or the Parent          Webster Veterinary Supply, Inc.
                              1031 Mendota Heights Road
                              St. Paul, Minnesota  55120
                              Attention:      R. Stephen Armstrong
                                              Matthew L. Levitt

     With a copy to:          Briggs and Morgan, Professional Association
                              2400 IDS Center
                              80 South Eighth Street
                              Minneapolis, MN  55402
                              Attention:      Avron L. Gordon
                                              Michael J. Grimes

     If to the Company,       J. A. Webster, Inc.
       the Shareholder        JAW Holdings
       and/or the             Jeffrey H. Webster
       Principals:            John A. Webster, Jr.
                              John A. Webster, III
                              Scott A. Webster
                              c/o Jeffrey H. Webster
                              287 Westford Road
                              Concord, MA 01742

     With a copy to:          Goodwin Procter LLP
                              Exchange Place
                              53 State Street
                              Boston, MA  02109
                              Attention:      Stuart M. Cable
                                              F. Beirne Lovely, Jr., P.C.

     13.6 Entire Agreement. This Agreement, including the documents, instruments, and agreements to be executed by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

     13.7 Remedies. The respective indemnification obligations of the parties set forth in Article 9 of this Agreement are the exclusive remedies of the parties and their successors, assigns, heirs, beneficiaries or others seeking to claim by, through, or on behalf of a party, under this Agreement or any Ancillary Document, and no other remedy or remedies, whether arising under any Applicable Law, common law or otherwise, may be used, asserted or prosecuted in connection with this Agreement or any Ancillary Document and any transaction, occurrence, or omission arising from, in connection with or otherwise based upon this Agreement or any Ancillary Document; provided, however, that all equitable
                                          --------  -------
remedies and assertions of fraud and/or intentional misrepresentation shall remain available and shall not require an election of remedies.

     13.8 Amendments. No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the parties hereto.

     13.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns but, except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, in their sole discretion, both the Purchaser and the Parent may assign their respective rights in and/or delegate their respective duties under this Agreement to an Affiliate of the Parent. In the event of such an assignment of rights and/or delegation of duties, all references to the Purchaser, the Parent, the Company, the Shareholder or any of the Principals, as applicable to the assignment, in this Agreement shall also be deemed to be references to the Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve the assignor of any of its duties or obligations hereunder or under any Ancillary Document.

     13.10 Fees and Expenses. Each party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their respective attorneys, accountants and investment bankers. If the transaction is consummated, all fees and expenses, including legal, accounting, investment banking, broker's and finder's fees and expenses incurred by the Company in connection with this transaction (the "Transactional Expenses") shall be deemed expenses of the Company and shall be borne by the Company. Any Transactional Expenses paid by the Company in excess of the Paid Transactional Expenses set forth on the itemized schedule delivered by the Company to the Purchaser pursuant to Section 7.10 hereof shall be, if asserted against and paid by either the Purchaser or the Parent, recoverable by the Purchaser from the Escrow Fund as a "Loss" without regard to the Basket Amount threshold contemplated by Section 9.1.

     13.11 Governing Law and Jurisdiction. This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof. The Company, the Shareholder, the Principals, the Purchaser and the Parent agree and consent that any legal action, suit or Proceeding seeking to enforce any provision of this Agreement with the exception of Section 9.4 (which is governed by Section 9.4(c)) shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Shareholder and the Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or Proceeding. The Shareholder and the Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding, if given or made (i) according to Applicable Law, (ii) by a Person over the age of 18 who personally served such notice or service of process on the Shareholder or the Purchaser, as the case may be, or (iii) by certified mail, return receipt requested, mailed to the Shareholder or the Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

     13.12 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement and all Ancillary Documents may be executed and delivered by facsimile signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

     13.13 Headings. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.

     13.14 Scope of Agreement. Unless the context otherwise requires, all references in this Agreement or in any Schedule or Exhibit hereto, to the assets, properties, operations, business, Financial Statements, employees, books and records, accounts receivable, accounts payable, Contracts or other attributes of the Business of the Company shall mean such items or attributes as they are used in, apply to, or relate to the Business of the Company.

     13.15 Number and Gender. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

     13.16 Severability. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

     13.17 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Company, the Shareholder, the Principals, the Purchaser and the Parent and their respective heirs, personal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to the Purchaser or the Company.

     13.18 Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     13.19 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     13.20 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     13.21 Supplementation of Schedules. The Company or the Purchaser may elect to deliver a supplement ("Supplement") to one or more of the Schedules previously delivered to the other in accordance with the procedures set forth in this Section 13.21 as follows:

     (a) Prior to the Closing Date, any and all Supplements must be in writing and must be delivered to the other party before the date that is five (5) business days prior to the scheduled Closing Date. The other party shall be given the opportunity during the five (5) business days following the delivery of the proposed Supplement to consider that Supplement. If the recipient does not object to the contents of the Supplement within such period, the Schedule in question shall be deemed amended by the Supplement. If the recipient objects to a proposed Supplement, the sole remedy of such objecting party shall be termination of this Agreement in accordance Section 12.1(f) of this Agreement, provided that this limitation of remedies shall only apply if the Supplement was prepared in connection with or was made necessary by a change in circumstance of which the party proposing the Supplement was unaware from the date of this Agreement to the date of the proposed Supplement; and

     (b) Any and all Supplements within five (5) business days prior to the scheduled Closing Date must be in writing and delivered to the other party pursuant to Section 13.5 of this Agreement, and will only be deemed to amend a Schedule with the written consent of the recipient of the Supplement.



                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representations as of the day, month and year first above written.

SHAREHOLDER:                                   PURCHASER:

JAW HOLDINGS                                   WEBSTER VETERINARY SUPPLY,
                                               INC.


By  /s/John S. Webster, Jr.                    By /s/Royce S. Armstrong
    ----------------------------------------      ----------------------------
      John A. Webster, Jr., Trustee and not    Its: CFO
                                                    --------------------------
      individually

By  /s/John A. Webster, III                    PARENT:
    ----------------------------------------
      John A. Webster, III, Trustee and not
      individually                             PATTERSON DENTAL COMPANY

By  /s/ Jeffrey H. Webster                     By /s/Royce S. Armstrong
    ----------------------------------------      ----------------------------
        Jeffrey H. Webster, Trustee and not    Its: EVP
                                                    --------------------------
        individually

By  /s/ Scott A. Webster
    ----------------------------------------
        Scott A. Webster, Trustee and not
        individually


By  /s/ Ann S. Webster
    ---------------------------------------
        Ann S. Webster, Trustee and not individually


PRINCIPALS:                                    COMPANY:

/s/John A. Webster, Jr.                        J. A. WEBSTER, INC.
-------------------------------------------
John A. Webster, Jr., individually
                                               By  /s/Jeffrey H. Webster
                                                   ----------------------------
/s/Jeffrey H. Webster                          Its:  President
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Jeffrey H. Webster, individually

/s/John A. Webster, III
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John A. Webster, III, individually

/s/Scott A. Webster
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Scott A. Webster, individually


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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